As filed with the Securities and Exchange Commission on August 5, 2008

File No. __________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO 2.
TO

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OUTCAST, INC.
(Exact name of registrant as specified in its charter)

Nevada	7389	20-3683356
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2658 Del Mar Heights Road, Suite 323
Del Mar, California 92014
(858) 509-9900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Troy Flowers
President and Chief Executive Officer
2658 Del Mar, California 92014
(858) 509-9900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael L. Corrigan, Esq.
11995 El Camino Real Suite 301
San Diego CA 92130
(858) 436-3368

Approximate Date of Commencement of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities being registered	Amount to be registered	Proposed maximum offering price per share(1)(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	2,601,640	$0.20	$520,292	$20.44

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(e) under the Securities Act of 1933.
(2)	The registrant will not offer shares after this registration statement is declared effective by the Securities and Exchange Commission until the shares are admitted to the OTCBB.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to Completion, dated _________, 2008

The information in this Prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement is filed with the Securities and Exchange Commission and becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED ___, 2008
OUTCAST, INC.
2,601,640 SHARES OF COMMON STOCK

This prospectus relates to the offering by the selling stockholders of the Company of up to 2,601,640 shares of our common stock, par value $0.001 per share. This is the initial registration of our common stock.   We will not receive any proceeds from the sale of such common stock. We will pay all of the registration expenses incurred in connection with this offering (estimated to be approximately $110,000) but the selling stockholders will pay all of the selling commissions, brokerage fees and related expenses.

Our common stock does not currently trade in the public markets and is not registered for listing with any exchange. If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices. We cannot provide any assurance that our common stock will ever be traded on the OTC Bulletin Board or on any stock exchange.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2008.

Dealer Prospectus Delivery Obligation

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the section entitled “risk factors” and our financial statements and the notes thereto. As used throughout this prospectus, the terms “Outcast”, the “Company,” “we,” “us,” and “our” refer to Outcast, Inc.

OUTCAST, INC.

Outcast, Inc. was incorporated under the laws of the State of Nevada on September 9, 2005 and commenced business operations in September, 2005.  We were formed for the purpose of providing customers with advertising, marketing and corporate communications services and we operate in a highly competitive industry. The proliferation of media channels, including the rapid development of interactive technologies and mediums along with their integration within all offerings, have effectively fragmented mass audiences. These developments make it increasingly more difficult for marketers to reach their target audiences in a cost-effective way, causing them to turn to marketing service providers such as Outcast for a customized mix of marketing and corporate communications services designed to make the best use of their total marketing expenditures.

We provide an extensive range of services that include:

brand consultancy	investor relations
crisis communications	marketing research
custom publishing	organizational communications
database management	package design
digital and interactive marketing	promotional marketing
direct marketing	public relations
financial/corporate viral marketing	search engine marketing
graphic design	web development

Although the medium used to reach a given client’s target audience may be different across each of these disciplines, the marketing message is developed and delivered in a similar way by providing client-specific consulting services.

Our business model was built and evolves around our clients. The fundamental premise of our business is to structure our business offerings and allocate our resources based on the specific requirements of our clients. As clients increase their demands for marketing effectiveness and efficiency, they have tended to consolidate their business with larger, multi-disciplinary agencies or integrated groups of agencies. Accordingly, our business model demands that we develop multiple disciplines to offer our clients with a variety of services that cut across our business against our client’s specific marketing requirements. We believe that this organizational philosophy, and our ability to execute it, helps to differentiate us from our competition.

We have historically generated revenues through providing marketing and public company awareness services for fees which have been paid to us in both cash and stock by our clients. A preponderance of our revenues have been generated from our receipt of, and subsequent sales of stock that has been paid to us in lieu of cash payments. We believe that offering existing and prospective customers the option of paying us in stock, or in a combination of stock and cash, that we broaden our prospective customer base and enable our customers to leverage their equity as currency, preserving their cash for operational and business development purposes.

As a percentage of revenue, 83% of total revenue for the three months, and 69% of revenue for the six months ended June 30, 2008 consisted of stock received for services. For the years ended 2007 and 2006, respectively, 42% and 81% of our revenue consisted of stock received for services.

Our revenues have historically been derived from marketing campaigns for publicly traded companies. The types of activities that constitute marketing campaigns includes providing commentary about client companies, the representative industries in which they operate and the products and services that they offer, on our websites and through email newsletters that are distributed to a database of investors and prospective investors. In addition, we develop collateral materials, investor presentations and corporate profiles for clients.

Companies that engage us for these marketing services are diverse in terms of industries which they compete in, but typically share the common characterstics of being early-stage both in terms of revenue and development of their shareholder bases.

For the years ended December 31, 2006 and 2007, respectively, approximately six and nineteen customers engaged us for these marketing services. Year-to-date, through June 30, 2008, approximately thirteen customers have engaged us for these marketing services.

Beginning in 2008 we began deriving a small portion of our revenue from web services, primarily composed of website development and strategic consulting services, which consists of preparation of documents related to financing and administration of corporate record books and minutes. For the six months ended June 30, 2008, our revenues derived from web services were approximately $37,200, or 5% of total revenues. We had no revenue from web services in 2007.

We intend to offer additional services, which are described on our website, including registration statements and public company advisory services, business plan development, road show advisory services, corporate governance and Sarbane’s Oxley advisory services and accounting services. In order to provide many of these services, we will require additional capital to expand our resources in terms of employees and consultants.

We own and operate several websites including www.outcastcompanies.com, www.microcappulse.com, www.microstockprofit.com.

•
“Outcastcompanies.com” serves as our corporate website that provides clients and prospective clients with an overview of the services that we offer. We do not generate any revenue directly from this site.

•
“Smallcappulse.com” is a financial and equities-information related site where we provide general economic commentary as well as analysis and commentary about publicly traded companies. We currently generate revenues on this site through pay-per-click advertising which is presently accounts for less than 0.05% of our annual revenue. Through offering value-added, unique content with timely commentary on publicly traded companies, we intend to build the traffic on the site which will enable us to sell advertising space, and to generate revenue through other marketing services.

•
“Microcappulse.com”, “OutcastTrader.com” and “MicroStockProfit.com” are equities trading websites focused on publicly traded companies whose market capitalization typically is less than $150 million. We generate revenue on these websites through entering into marketing and promotional agreements with client companies which we promote through commentary on these websites.

We received net proceeds of $17,000 from the Private Placement closed on May 23, 2008. We intended originally to raise up to $700,000 but determined that based on current market conditions it would be more beneficial to our shareholders to raise capital through an equity financing under more favorable conditions. We believe that we have sufficient capital in place to undergo the registration process and our intention is to raise further capital through an equity financing after this registration statement has been declared effective and its application with FINRA to become traded on the over-the-counter bulletin board has been accepted (see “Risk Factors” for further disclosure).

There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. There is no guarantee that we will be listed on the Over-The-Counter Bulletin Board.

Our principal offices are located at 2658 Del Mar Heights Road, Suite 323, Del Mar, California 92014 and our telephone number is (858) 509-9900.  Our website address is www.outcastcompanies.com. Information contained on our website or that can be accessed through our website is not part of this prospectus, and investors should not rely on any such information in making the decision whether to invest in our common stock.

SUMMARY OF THE OFFERING

Common stock offered by the Selling Shareholders:  2,601,640

Common Stock outstanding as of July 15, 2008:  13,533,557

Fixed price	The Selling Shareholders shall offer the shares at a fixed price of $0.20 until such time as our shares are quoted on the OTC Bulletin Board, if ever.

Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders. We will receive the sale price of any common stock we sell to the selling stockholders upon exercise of warrants. We expect to use the proceeds from the exercise of warrants, if any, for general working capital purposes.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary consolidated financial data for our fiscal years 2006 through 2007 and for the six months ended June 30, 2008 and 2007 and our summary consolidated balance sheet data as of June 30, 2008. The consolidated financial data for the fiscal years ended December 31, 2006 and 2007 and for the six months ended June 30, 2008 and 2007 and as of June 30, 2008 have been derived from our consolidated financial statements, which appear elsewhere in this prospectus. The following information set forth below should be read in conjunction with our consolidated financial statements, the related notes to these financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus.

	Year Ended		6 Months Ended June 30,
Statement of Operations Data	December 31,		(unaudited)
	2007	2006	2008	2007
Revenues	$895,039	$546,000	$732,820	$57,750
Cost of Sales	290,300	247,738	323,256	58,814
Net income (loss)	$(135,963)	$(94,840)	(259,465)	(211,130)
Pro forma weighted avg. shares outstanding	11,248,100	10,107,967	12,524,390	10,198,761
Pro forma net income (loss) per common share basic and fully diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Net cash provided (used) by operations	$81,070	$39,015	$(121,294)	$4,097

Cash and cash equivalents (end of period)	$97,282	$14,418	$41,492	$35,810

Balance Sheet Data
Total current assets	$241,824		$470,331
Total assets	$545,349		$750,559
Total current liabilities	$54,522		$184,517
Total stockholder's equity	$490,827		$566,042
Total liabilities and stockholder's equity	$545,349		$750,559

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently believes are immaterial may also impair the Company’s business operations. If any of the following risks actually occur, the Company’s business, financial condition or results of operations could be materially adversely affected, the value of the Company’s common stock could decline, and you may lose all or part of your investments.

THE SECURITIES BEING REGISTERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK TO THE INVESTORS AND SHOULD BE PURCHASED (IN THE AFTERMARKET IF ONE DEVELOPS) ONLY BY PERSONS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THE PRICE HAS BEEN DETERMINED ON WHAT WE BELIEVE PURCHASERS OF A SPECULATIVE OFFERING WOULD BE WILLING TO PAY FOR THE SECURITIES AND BEARS NO RELATIONSHIP WHATSOEVER TO MARKET VALUE, ASSETS, EARNINGS, BOOK VALUE OR ANY OTHER ESTABLISHED CRITERIA OF VALUE.

Prior to investing in the shares, and assuming an aftermarket of these shares develops, an investor should consider carefully the following risks and highly speculative factors, which may affect our business. In analyzing this registration, prospective investors should carefully read and consider, among other factors, the following:

RISKS RELATING TO OUR BUSINESS

We are a new company with losses since our formation. We may not be able to establish and maintain profitable operations.

We were incorporated on September 9, 2005 in Nevada. We have a brief operating history. Since our incorporation we have focused on commencing operations and implementing our business plan.

We may incur net losses for the foreseeable future. We may not be successful in addressing early stage challenges, such as establishing our position in the market, fostering critical relationships and continually engaging new clients. To implement our business plan of expanding our service offerings and ability to handle new clients, we will be required to obtain additional financing. We cannot guaranty that such additional financing will be available.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in developmental stage companies. We expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We cannot guaranty that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all. An investor in our securities must consider the risks, uncertainties and difficulties frequently encountered by companies in new and rapidly evolving markets.

A significant portion of our revenue is derived from free-trading and restricted stock that we receive from clients in lieu of cash. We may not be able to efficiently liquidate the stock if it is thinly traded, and/or the value of the stock may decline substantially, or lose all of its value before we are able to sell it. If we fail to liquidate this stock in a timely fashion, or if it loses some, or all of its value before we are able to sell it our financial results will suffer, we may require additional financing to sustain our operations and without it we may not be able to continue our operations.

 Since we have commenced operations a significant amount of our revenue is derived through the sale of stock that is paid to us by client companies in lieu of cash. In many cases, these companies are thinly traded. Rule 144 amendments set forth in the SEC’s Final Rule Release No. 33-8869, effective as of February 15, 2008, shortened the holding period for resale of Rule 144 restricted stock to six-months. But over that period of time, there is a significant risk that the stock we have been paid by our clients may decline in value, or altogether. In addition, there is also a risk that the liquidity in the market for the client’s stock may not be sufficient to enable us to achieve a value that is acceptable to us when after our stock is available for resale under Rule 144.

As a percentage of revenue, 83% of total revenue for the three months, and 69% of revenue for the six months ended June 30, 2008 consisted of stock received for services. For the years ended 2007 and 2006, respectively, 42% and 81% of our revenue consisted of stock received for services.

Our ability to operate our business and expand our services and product offerings are dependent on our ability to timely liquidate stock that we paid in lieu of cash at, or above, the value which it was assigned to us by our clients when we undertook to provide them with our services. Our inability to do so would negatively impact our ability to fund our operations, to generate revenues and to otherwise execute our business plan, leading to the reduction or suspension of our operations and ultimately forcing us to go out of business. Should this occur, the value of our common stock could be adversely affected and our investors could lose their entire investment.

Our development and growth depends on our ability to establish relationships with sources of key specialty and professional services required by our clients. We may not be able to establish or maintain relationships with services and resource providers necessary to operating and growing our business.

We will primarily rely on our management’s expertise in the relevant industries to conduct and develop our business. Our success and growth will depend on our ability to establish relationships with related professional services required by our clients. Ultimately, in order to operate profitably, we need to be able to sell our combination of in house services offered to clients.

If we are not able to continue to provide these services or outsource them, and develop the necessary contacts in the relevant markets, in a way that continues to generate positive cash flow, then our business will suffer, we will not be able to operate profitably and investors may lose their investment.

Companies periodically review and change their advertising, marketing and corporate communications services business models and relationships. If we are unable to remain competitive or retain key clients, our business and financial results may be materially adversely affected.

The businesses in which we participate are highly competitive. Key competitive consideration for retaining existing business and winning new business include our ability to develop creative and strategic solutions that meet client needs, the quality and effectiveness of the services we offer and our ability to efficiently serve clients, particularly large international clients, on a broad geographic basis. While many of our client relationships are long-standing, companies put their marketing and corporate communications services businesses up for competitive review from time to time. We have won and lost accounts in the past as a result of these reviews. To the extent that we are not able to remain competitive, our revenue may be adversely affected, which could then affect our results of operation and financial condition.

Government regulations and consumer advocates may limit the scope of the content of our services, which could affect our ability to meet our clients’ needs, which could have a material adverse effect on our business.

Government agencies and consumer groups have directly or indirectly from time to time affected or attempted to affect the scope, content and manner of presentation of advertising, marketing and corporate communications services, whether through regulations or other government actions. Any such limitations on the scope of the content of our services could affect our ability to meet our clients’ needs, which could have a material adverse effect on our results of operations and financial condition. In addition, there has been an increasing tendency on the part of businesses to resort to the judicial system to challenge advertising practices. We cannot assure investors that such claims by businesses or governmental agencies will not have a material adverse effect on our results of operations and financial condition in the future.

Our ability to continue as a going concern depends upon our ability to raise additional funds in the immediate future and without it we may not be able to continue our operations.

If we are unable to obtain additional funds in the near future, it is likely that we would be required to cease or reduce our operating activities and we may seek protection from our creditors under the bankruptcy laws. In either case, our stockholders could lose their entire investment.

The actual amount of funds that we will need during or after the next two months will be determined by many factors, some of which are beyond our control. As a result, we may need funds sooner than we currently anticipate. These factors include:

•	expenses incurred by us in connection with the launch of our Web site;
•	costs associated with hiring and retaining additional personnel; and
•	the pace at which we are able to implement our business strategy.

We had previously attempted to raise up to $700,000 in our Private Placement offering which we closed on May 23, 2008. Based on the terms of the Private Placement, under which we offered shares for $0.20 and an accompanying warrant at $0.35, we were only able to raise $17,000. We determined that our shareholders would be best served if we closed that round of financing and registered our stock to become traded on the over-the-counter bulletin board whereupon we intend to raise additional capital under more favorable circumstances. We believe that our ability to raise capital through equity will be more successful where there is a public market available for investors to achieve liquidity, either through Rule 144 or through a registration statement.

As of June 30, 2008, we had $41,492 in cash on hand to use for working capital, regulatory filing requirements and capital requirements. In addition, as of this date, we have marketable securities of approximately $246,492. After this Registration Statement is declared effective, we will incur legal, accounting and other costs associated with being a public company. For the six months ended June 30, 2008, we used $121,294 in cash for operating activities.

Our growth has been constrained by our cashflow, and our operations are limited by the amount of cash we have on hand. Our operating cashflow in 2007 was approximately $81,070. Because our business is services-based, and because we do not have many employees, our operating cash requirements are both relatively low, and we are capable of adjusting operating activities based on the amount of business under contract at any given time.

However, we intend to expand our business operations and services offerings, and we also expect to incur additional expenses as a consequence of being publicly traded. The nature of our business and cashflow is subject to fluctuations, based on the number of clients that we are working with and the amount of services that we are offering any particular client. Based on our operating history, we are confident that we have a sufficient pipeline of prospective, as well as existing, client companies that will enable us to continue to operate for the foreseeable future as we have in the past.

However, we do intend to expand the business to offer additional marketing and advisory services that rely less on the marketing and promotion of publicly traded companies to investors, and more on the marketing and promotion of companies to prospective customers and to the general media. We believe this will require additional investment in the business and we may seek to raise additional financing through the issuance of equity in a private placement. At this point, we do not have a planned budget or estimates for budgetary requirements that will be needed to this expansion of our business.

If our stock is not approved to become traded on the over-the-counter bulletin board our ability to raise capital under terms that are acceptable to us will increase the risk in our ability to execute our business plan and achieve profitability.

If we fail to significantly increase the number of customers that use our services and Internet users who visit our Web site we may not be able to sustain profitability as we expand our operations.

Our future success is highly dependent on attracting issuers to use our services and Internet users who are willing to use online business information services to visit our Web site. We believe that marketing relationships, direct marketing, advertising, public relations campaigns and offering new and enhanced content and services will help attract issuers to use our services and Internet users to visit our Web site.

We also believe that our long-term success depends largely on our ability to retain issuers and visitors to our Web site. We intend to invest significant resources in our network infrastructure and customer and technical support capabilities to provide high levels of customer service. We cannot be certain that these investments will maintain or improve issuer or visitor retention. In addition, some new visitors to our Web site may not become consistent users of Internet services and may discontinue or limit their use of our Web site.

If the market for online business information develops more slowly than we expect, or if our efforts to attract and retain new issuers and visitors are not successful or cost effective, we may never become profitable.

The success of our business is dependent on our ability to increase brand awareness of, and traffic to, our Web sites. If we fail to effectively brand and market our Web sites, we may not establish sufficient marketing and services business to sustain our operations and become profitable.

Our future success will depend, in part, on our ability to increase our brand awareness. In order to build brand awareness and increase traffic to our Web site, we must succeed in our marketing efforts and provide high-quality services. Our ability to increase revenues generated from the services we offer on our Web site will depend, in part, on the success of our marketing efforts and our ability to increase the number of visitors to our Web site. If our marketing efforts are unsuccessful or if we cannot increase our brand awareness and traffic to our Web site, our business may never become profitable.

Competition in our industry is intense and many of our competitors have greater resources than we do to respond to changes in our industry. If we are unable to compete effectively, we will be adversely affected.

The business information services industry is intensely competitive. We face direct or indirect competition from the following types of companies:

•	large, well-established business and financial information providers such as Dow Jones, Dialog, Lexis-Nexis, Pearson, Reuters, Thomson, Primark and McGraw-Hill;

•	providers of company information, such as Dun & Bradstreet, MarketGuide, a division of Multex, and Standard & Poor's;

•	on-line information services or Web sites targeted to specific markets or applications, such as NewsEdge, Factset and Bloomberg;

•	Web retrieval, Web "portal" companies and other free or low-cost mass market on-line services such as Excite, Infoseek, Lycos, Yahoo! and AOL/Netscape;

•	Web sites focused on subscription business models, such as The Wall Street Journal Interactive Edition;

•	free or low-cost specialized business and financial information Web sites such as Hoovers.com, Marketwatch.com, Multex.com and TheStreet.com; and

•	other Web sites with a business orientation or a business channel, such as Office.com and Business.com.

Substantially all of our existing competitors have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, in all likelihood, they will be able to respond more quickly to new or emerging technologies and changes in user requirements, or to devote greater resources to the development, promotion and sale of their products than we can. These competitors, in all likelihood, will be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential employees, customers and information providers. Our competitors also may develop products that are equal or superior to our products or that achieve greater market acceptance than our products.

The availability of free information may lessen the demand for our services and materially affect our ability to generate revenue.

Some of our competitors offer financial and business information free of charge with the goal of achieving high levels of usage to facilitate the sale of substantial amounts of advertising. To the extent these types of competitors offer products free of charge that are similar to ours, it may lessen the demand for our services and we may not be able to generate any significant revenues from our business operations. In addition, extensive free information is available in the public domain. Sources of this information include government agencies, libraries and sources on the Internet.

We may be subject to legal claims in connection with the content we publish and distribute, and if we are unable to respond to these claims, they could impair our ability to continue to operate.

We may be subject to claims for defamation, negligence, copyright or trademark infringement or based on other theories relating to the information we publish on our Web site or on the Web sites of others with whom we license or co-brand our products. These types of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We could also be subject to claims based upon the content that is accessible from our Web site through links to other Web sites. When users of our Web site click links on our site to access other Web sites, we intend to notify users that they are leaving our site by using a pop-up box that explains that they are leaving our site and will be viewing content that is not ours. Users will then have to press a button to continue on to the other page. Presently, we do not maintain insurance to protect us against these types of claims.

Government regulation and legal uncertainties relating to the Web could hurt our business.

Currently, there are few laws or regulations that specifically regulate communications or commerce on the Web. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act prohibits the transmission of certain types of information and content over the Web. In addition, several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on such providers. This could increase the cost of transmitting data over the Internet. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues including, for example, property ownership, libel and personal privacy is uncertain and could expose us to substantial liability. Finally, state tax laws and regulations relating to the provision of products and services over the Internet are still developing. If individual states impose taxes on products and services provided over the Web, the cost of our products may increase and we may not be able to increase the price we charge for our products to cover these costs. Any new laws or regulations or new interpretations of existing laws and regulations relating to the Web could significantly increase the costs of our operations.

If we post information on our Web sites about a public and private issuer that is conducting a public or private offering of its securities, we may violate applicable securities laws and be subject to sanctions, fines or other penalties, including registering as a broker-dealer.

Part of our business will include posting profiles of private and public issuers. We may be subject to liability under the Securities Act of 1933 and/or the Securities Exchange Act of 1934, each as amended, in the event that these issuers commence a public or private offering of their securities. In particular, with respect to private issuers relying on certain exemptions from the registration requirements of the Securities Act, the information we post on our Web site about issuers that engage in a private offering may be deemed to be a public offer of securities. Similarly, with respect to issuers that intend to commence a public offering of their securities, information that we post on our Web site about these issuers may be deemed to be a "prospectus". To avoid making public offerings of securities that are intended to be privately placed and to avoid information about public issuers posted on our Web site being deemed a "prospectus" with respect to issuers that are engaging in a public offering, before engaging our services, issuers will be required to represent to us in their engagement agreement with us that, prior to engaging in any public or private offering, they will advise us of such intention. Further, such issuer will acknowledge in such engagement agreement that any information regarding an issuer will be removed from our Web site prior to such issuer commencing any offering. We will require our clients to indemnify us from any loss resulting from their failure to notify us about their intention to engage in a public or private offering. As our business grows, it will be impossible for us to monitor the activities of all of our clients. We cannot assure you that our clients will notify us of their intention to commence an offering of their securities. Management expects to observe regulatory/compliance standards, however, we cannot assure you that we will avoid regulatory inquiries, the costs of responding to regulatory inquiries, or the imposition of sanctions, fines or other penalties, including having to register as a broker-dealer, which we may incur.

The loss of Troy Flowers could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Troy Flowers, President and Chief Executive Officer. Since the Company’s major responsibilities are managed by Mr. Flowers, the loss of services of Mr. Flowers will disrupt, if not stop, our operations. Specifically, in the event that Mr. Flowers is unable to provide his services, the remaining employees will have to contribute additional efforts to take on the additional responsibilities and to find an appropriate replacement. An appropriate replacement may not be available. Such event could significantly disrupt our operations and would have a negative impact on our Company’s financial performance and stock price. We do not hold a key man life insurance policy for Mr. Flowers.

RISKS RELATED TO THE SECURITIES MARKET AND INVESTMENT IN OUR COMMON STOCK

There may not be a viable public market for our common stock.

Prior to this offering, there has been no public market for our common stock. We plan to apply for a listing of our Common Stock on the OTC Bulletin Board, and in the future a limited trading market for our common stock may develop. There can be no assurance that our Common Stock will be approved for trading on the OTC Bulletin Board or any other market, or that if approved for trading that a regular trading market for our common stock will ever developed or sustained. If for any reason our common stock is not approved to trade on the OTC Bulletin Board or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock. Consequently, our stock price, if and when publicy-traded, is likely to be volatile and is likely to continue to be volatile. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against such a company. The institution of such litigation against us could result in substantial costs to us and a diversion of our management’s attention and resources.

We have no experience as a public company.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. In addition, we will be required to spend significant resources to comply with the various rules and regulations of the Securities Act and Exchange Act applicable to public reporting companies.   As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Future sales of our common stock or securities convertible into our common stock may depress our stock price.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. We have 13,533,557 shares of common stock outstanding as of July 15, 2008, and 13,630,557 shares outstanding on a fully diluted basis assuming the exercise of 85,000 warrants which were issued during the six months ended June 30, 2008 pursuant to our January 10, 2008 private placement.

Effective February 15, 2008, the SEC adopted revisions to Rule 144. Under the newly adopted revisions:

•	the holding period for restricted shares of our common stock after the completion of this offering has been reduced to six months under specified circumstances.

•	the restrictions on the sale of restricted shares of our common stock held by affiliates and non-affiliates of ours has been reduced; and

•	certain other restrictions on resale of the shares of our common stock under Rule 144 were modified to make it easier for our stockholders under specified circumstances to sell their shares.

Our existing principal stockholders, executive officers and directors will continue to have substantial control over us after this offering, which may prevent you and other stockholders from influencing significant corporate decisions and may harm the price of our common stock.

Upon completion of this offering, our principal stockholders, executive officers and directors together with their affiliates, will beneficially own, in the aggregate, approximately 82.74% of our outstanding common stock. These stockholders may have interests that conflict with yours and, if acting together, have the ability to determine the outcome of matters submitted to our stockholders for approval, including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, these stockholders, acting together, may have the ability to control our management and affairs. Accordingly, this concentration of ownership may harm the market price of our common stock by:

•	delaying, deferring or preventing a change of control;

•	impeding a merger, consolidation, takeover or other business combination involving us; or

•	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

If securities or industry analysts do not publish research or publish inaccurate or unafavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts, as well as other financial media publications on the Internet and print publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline.

We do not expect to pay any cash dividends for the foreseeable future.

The continued expansion of our business may require substantial funding. Accordingly, we do not anticipate that we will pay any cash dividends on shares of our common stock for the foreseeable future. Any determination to do so in the future would be at the discretion of our board of directors and will depend upon our results of operations, financial condition, and other factors that our board of directors deems relevant. Accordingly, if you purchase shares in this offering, realization of a gain on our investment will depend on the appreciation of the price of our common stock, which may never occur. Investors seeking cash dividends in the foreseeable future should not purchase our common stock.

Applicable SEC rules governing the trading of “Penny Stocks” limit the liquidity of our common stock, which may affect the trading price of our common stock.

Our common stock is currently not quoted in any market. If our common stock becomes quoted, we anticipate that it will trade below $5.00 per share. As a result, our common stock is considered a “penny stock” and is subject to SEC rules and regulations that impose limitations upon the manner in which our shares can be publicly traded.  These regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock and the associated risks.  Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination for the purchaser and receive the written purchaser’s agreement to a transaction prior to purchase.  These regulations have the effect of limiting the trading activity of our common stock and reducing the liquidity of an investment in our common stock.

 Issuances of our stock could dilute current shareholders and adversely affect the market price of our common stock, if a public trading market develops.

We have the authority to issue up to 65,000,000 shares of common stock and 10,000,000 shares of preferred stock, and to issue securities convertible or exercisable for shares of our common stock without stockholder approval. We may need to raise additional capital to fund our business operations. If we raise funds by issuing equity securities, our existing stockholders may experience substantial dilution.

The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our board of directors' authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Forward-Looking Statements

Some of the statements contained in this Registration Statement that are not historical facts are “forward-looking statements” which can be defined by the use of terminology such as “estimates,” “projects.” “plans,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current believes with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•	Lack of demand for our products and services;
•	Competitive products and pricing;
•	Limited amount of resources devoted to advertising and marketing;
•	Competitive pressures in the marketing industry;
•	General conditions in the economy and capital markets.

USE OF PROCEEDS

This prospectus related to the shares of our commons stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

Market for Securities

There is currently no public trading market for our common stock. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The factors considered were:

•	Our relatively short operating history

•	The price we believe a purchase is willing to pay for our shares

We cannot assure you that an active or orderly trading market will develop for our common stock or that our common stock will trade in the public markets subsequent to this offering at or above the offering price.

As of July 15, 2008 we had 13,533,557 shares of common stock issued and outstanding and approximately 38 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

As of August 31, 2008, we have not adopted an equity compensation plan under which our common stock is authorized for issuance.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of the results of operations and financial condition of the Company for the year ended December 31, 2007 and 2006, respectively, and for the six months ended June 30, 2008 and 2007 and should be read in conjunction with Outcast’s consolidated financial statements, and the notes to those consolidated financial statements that are included elsewhere in this Prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expression to identify forward-looking statements.

Overview

We are a diversified marketing company. We provide professional services to clients through multiple divisions of our business including traditional media advertising, public relations and specialty communications. Our business model was built and evolves around our clients. While our companies operated under different names and frame their objectives in different manners, we organize our services around our clients. The fundamental premise of our business structure is to structure our business offerings and allocate our resources based on the specific requirements of our clients. Our client’s specific requirements are the central focus in how we structure our business offerings and how we allocate our resources.

As clients increase their demands for marketing effectiveness and efficiency, they have tended to consolidate their business with larger, multi-disciplinary agencies or integrated groups of agencies. Accordingly, our business model demands that we develop multiple disciplines to offer our clients with a variety of services that cut across our business against our client’s specific marketing requirements. We believe that this organizational philosophy, and our ability to execute it, helps to differentiate us from our competition.

We continually seek to grow our business with our existing clients by maintaining our client-centric approach, as well as expanding our existing business relationships into new markets and with new clients. In the future, we intend to pursue selective acquisitions of complementary companies with strong, entrepreneurial management teams that typically either currently serve or have the ability to serve our existing client base.

Our business is negatively affected during periods of economic downturn and geopolitical unrest. During these times our industry has historically experienced slower growth rates and industry-wide margin contraction. We believe that our relatively lean operating cost structure reduces our exposure to adverse economic conditions.

Because we are a service business, we monitor salary and service costs and office and general costs as a percentage of revenue. Salary and service costs tend to fluctuate in conjunction with changes in revenue. Office and general expenses, which are not directly related to servicing clients, are less directly linked to changes in our revenues than salary and service costs. These costs tend to increase as revenues increase. However, the rate of increase in these expenses could be more, or less than the rate of increase in our revenues.

We have historically generated revenues through providing marketing and public company awareness services for fees which have been paid to us in both cash and stock by our clients. A preponderance of our revenues have been generated from our receipt of, and subsequent sales of stock that has been paid to us in lieu of cash payments. We believe that offering existing and prospective customers the option of paying us in stock, or in a combination of stock and cash, that we broaden our prospective customer base and enable our customers to leverage their equity as currency, preserving their cash for operational and business development purposes.

As a percentage of revenue, 69% of total revenue for the six months ended June 30, 2008 consisted of stock received for services. For the years ended 2007 and 2006, respectively, 42% and 81% of our revenue consisted of stock received for services.

We prefer to receive payment in cash from customers but acknowledge that in many cases, our target customer base – which consists largely of emerging and/or development stage companies – is characterized in many cases by a relatively small amounts of cash on hand and a limited ongoing operating cash flow.

There is an increased level of risk that is created to our own operating cash flow because stock payments have historically represented such a large contribution to our overall revenues. This includes a risk that the value of the stock that we are paid, in lieu of cash, may decline as well as the risk that we may be unable to liquidate the stock which may be, or become thinly traded. In order to accommodate for these increased risks, we ask our clients who choose to pay us in stock, in lieu of cash, for a premium to the total dollar amount proposed for the services that we provide them. Sometimes this premium is in excess of 100% of the amount that the customer would pay us if they selected to pay us in cash.

We anticipate that we will continue to accept stock in lieu of cash in the future from clients but our goal is to reduce the ratio of stock to cash that we receive overall.

Critical Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts of assets, liabilities, revenues and expenses reported in the accompanying financial statements and related footnotes. We base our estimates and assumptions on historical experience, observance of industry trends and various other sources of information and factors. Actual results may differ from these estimates. Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially could result in materially different results under different assumptions and conditions. We consider an accounting estimate to be critical if: 1) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and 2) changes in the estimate that are reasonably likely to occur from period to period, or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations. Management has discussed the development and selection of these critical accounting estimates with the Board of Directors. In addition, there are other items within our financial statements that require estimation, but are not deemed critical as defined above.

Long-lived Assets

Long-lived assets, comprised of equipment, and identifiable intangible assets, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors that may cause an impairment review include significant changes in technology that make current computer-related assets that we use in our operations obsolete or less useful and significant changes in the way we use these assets in our operations. When evaluating long-lived assets for potential impairment, we first compare the carrying value of the asset to the asset’s estimated future cash flows (undiscounted and without interest charges). If the estimated future cash flows are less than the carrying value of the asset, we calculate an impairment loss. The impairment loss calculation compares the carrying value of the asset to the asset’s estimated fair value, which may be based on estimated future cash flows (discounted and with interest charges). We recognize an impairment loss if the amount of the asset’s carrying value exceeds the asset’s estimated fair value. If we recognize an impairment loss, the adjusted carrying amount of the asset becomes its new cost basis. The new cost basis will be depreciated (amortized) over the remaining useful life of that asset. Using the impairment evaluation methodology described herein, there have been no long-lived asset impairment charges for each of the last two years.

Our impairment loss calculations contain uncertainties because they require management to make assumptions and to apply judgment to estimate future cash flows and asset fair values, including forecasting useful lives of the assets and selecting the discount rate that reflects the risk inherent in future cash flows.

We have not made any material changes in our impairment loss assessment methodology during the past two fiscal years. We do not believe there is a reasonable likelihood that there will be a material change in the estimates or assumptions we use to calculate long-lived asset impairment losses. However, if actual results are not consistent with our estimates and assumptions used in estimating future cash flows and asset fair values, we may be exposed to losses that could be material.

Income taxes

Provisions for income taxes are based on taxes payable or refundable for the current period and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB issued FIN 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 and FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Estimation of Fair Value of Restricted Stock

All of our restricted stock received for services is in companies that trade on the National Association of Securities Dealers OTC Bulletin Board ("OTC:BB") or the Pink Sheets. On January 1, 2007, we adopted SFAS 157, Fair Value Measurements. As a result of our adoption of fair value accounting, our restricted stock is classified as “trading securities”. Restricted securities fair value is determined based on the close price on the balance sheet date adjusted for the restriction contained in the shares with resulting unrealized gains and losses recognized as other income/(expense). The adjustment for the restriction is highly judgmental. Guidance on determining the method to value the restriction is limited to ASR 113 and subsequent guidance in ASR 118. According to this guidance the company may consider the following when evaluating the amount of the adjustment: (1) the type of security; (2) the financial statements of the issuer; (3) the cost of the security at the date of purchase; (4) the size of our holdings; (5) the discount from market value of unrestricted securities of the same class at the time of purchase; (6) special reports prepared by analysts; (7) information as to any transactions or offers with respect to the security; (8) the existence of merger proposals or tender offers affecting the securities; (9) the price and extent of public trading in similar securities of the issuer or comparable companies; and (10) any other relevant matters such as stock price volatility. Based ASR 113 and 118 and SFAS 157, we use the Level 1 inputs or market based approach to valuation of our restricted securities primarily adjusted using stock price volatility.

RESULTS OF OPERATIONS

For the Three and Six Months Ended June 30, 2008 and 2007

The following table sets forth the results of our operations for the periods indicated:

	Three Months Ended June 30,		Six Months Ended June 30,
Statement of Operations Data	2008	2007	2008	2007

Revenues and Cost of Sales
Revenues	$373,511	$37,750	$732,820	$57,750
Cost of sales	190,518	13,590	323,256	58,814
Gross profit	182,993	24,160	409,564	(1,064)
Operating Expenses
Selling, general and administrative expenses	138,984	60,397	557,293	128,808
Income (loss) from operations	44,009	(36,237)	(147,729)	(129,872)
Other income (expense):
Interest and dividend income	44	45	177	66
Interest expense	(6)	-	(6)	(135)
Realized gain (loss) on marketable securities	(53,134)	573	(143,963)	24,302
Unrealized gain (loss) on marketable securities	(53,690)	(38,176)	32,056	(104,871)
Total other expense	(106,786)	(37,558)	(111,736)	(80,638)
Net loss	$(62,777)	$(74,415)	$(259,465)	$(211,130)

Revenue

Our revenues are from sales of marketing services provided to client companies, as well as web services and strategic consulting services. During the first quarter 2008, we began to expand our sales strategy to emphasize more web and strategic consulting services as a percentage of overall revenue. For the three months ended June 30, 2008, we achieved net revenue of $373,511, an increase of $335,761, or 889% on a year-over-year basis from revenues of $37,750 for the three months ended June 30, 2007. For the six months ended June 30, 2008, we achieved net revenue of $732,820, an increase of $675,070, or 1,169% on a year-over-year basis from revenues of $57,750 for the six months ended June 30, 2007. During the three and six months ended June 30, 2008, approximately $22,300 or 6% of revenue and $37,200 or 5% of revenue, respectively was from sales of website development services compared to no such revenue during 2007. During the three and six months ended June 30, 2008, approximately $4,575 or 1% of revenue and $15,795 or 2% of revenue, respectively was from sales of consulting services compared to no such revenue during 2007. The three and six month positive variance of $335,761 and $675,070, respectively was the result of increased sales and marketing efforts on behalf of our officers, an increased level of referral business and a higher level of brand awareness of our business and services offerings that enabled us to book a larger amount of business and increase our customer base. Our officers more proactively targeted our network of industry relationships and service providers and we will continue identify and develop more efficient, low-cost methods of marketing our business.

Cost of Revenues

Cost of revenues consisted of direct printing and mailing costs, market research costs to develop customer campaigns, direct electronic service costs, subscription fees for data feeds and direct labor and consulting fees. For the three months ended June 30, 2008, cost of sales was $190,518, an increase of $176,928, or 1,302% on a year-over-year basis from $13,590 in cost of sales for the three months ended June 30, 2007. For the six months ended June 30, 2008, cost of sales was $323,256, an increase of $264,442, or 450% on a year-over-year basis from $58,814 in cost of sales for the six months ended June 30, 2007. Cost of sales, as a percentage of revenue represented approximately 44% of total sales during the six months ended June 30, 2008 as compared with 102% of total sales during the six months ended June 30, 2007. The positive variance was the result of lower costs to service our contracts and higher overall fees charged. The lower costs of services are attributable to better overall operating efficiencies achieved through project management and on a relative basis, to the fact that we were able to charge higher fees for the services offered.

Gross Profit

Gross profit for the three months ended June 30, 2008 increased by $158,833, or 657% to $182,993 compared to $24,160 for the three months ended June 30, 2007. Gross profit for the six months ended June 30, 2008 increased by $410,628 to $409,564 compared to <$1,064> for the six months ended June 30, 2007. Gross margin for the three months ended June 30, 2008 was 49% compared to 64% the previous year. Gross margin for the six months ended June 30, 2008 was 56% compared to -1.8% the previous year. Compared to our gross profit margin of 68% for the year ended December 31, 2007, our profit margin for the six months ended June 30, 2008 decreased by approximately 12%. Given the newness of our Company and lack of historical operating results, we anticipate that our gross profit margin may fluctuate from quarter-to-quarter and year-to-year as the Company develops its business and our service mix evolves. The 12% decrease is not indicative of future decreases in our gross profit margin, which may increase as our service mix evolves.

Selling, General and Administrative Expense

Selling, general and administrative expenses for the three months ended June 30, 2008 increased $78,587, or 130% to $138,984 compared to $60,397 for the three months ended June 30, 2007. Selling, general and administrative expenses for the six months ended June 30, 2008 increased $428,485, or 333% to $557,293 compared to $128,808 for the six months ended June 30, 2007. The six month year-over-year increase was the result of an increase in 1) personnel costs of approximately $45,000, 2) professional services of approximately $320,000 of which $267,680 was stock based compensation for services resulting in the issuance of 1,326,400 shares of common stock, 3) depreciation and amortization of approximately $25,000, and 4) general office, facilities, travel and entertainment and sales and marketing expenses of approximately $19,000. As the Company has increased its level of business operations, general operating expenses have increased and continue to represent a significant portion of revenue as the Company increases it operating capabilities. We expect selling, general and administrative expenses as a percent of revenue to decrease into the foreseeable future primarily due to the expected decrease in our stock based compensation offset by higher general operating costs. The stock based compensation of $267,680 was paid to outside service providers primarily for services related to Company’s public offering and this registration statement. The shares were issued free of obligation to the recipient and for no consideration. Since most of the services were performed during the six months ended June 30, 2008, the shares have been fully expensed.

Other Income (Expense)

Other expense for the three months ended June 30, 2008 increased $69,228, or 184% to $106,786 compared to $37,558 for the three months ended June 30, 2008. Other expense for the six months ended June 30, 2008 increased $31,098, or 39% to $111,736 compared to $80,638 for the six months ended June 30, 2008. The increase in other expense for the three and six months ended June 30, 2008 is primarily due to changes in the value of our marketable securities and the realized gains and losses from the sale of our marketable securities. The Company regularly receives stock as compensation for our services and records revenue based on the fair market value of those securities on the date of their issuance. Resulting gains and losses are recorded upon sale of those securities and upon changes in fair value pursuant to the guidance issued in FASB Statements No. 115 and 159. Most of our client stock received for services are “penny stocks” and by their nature can be relatively volatile potentially causing our earnings and net margin to be inconsistent.

Net Loss

The Company reported net losses for the three months ended June 30, 2008 of $62,777 compared to a net loss for the three months ended June 30, 2007 of $74,415. The Company reported net losses for the six months ended June 30, 2008 of $259,465 compared to a net loss for the six months ended June 30, 2007 of $211,130. The $48,335, or 23% increase in our net loss during the six months ended June 30, 2008 is due primarily to the one time increase in stock based compensation and fluctuations in our realized and unrealized gains and losses on our marketable securities. As the Company increases its efforts to work with our customers to receive a greater portion of our revenue in cash we expect to see a reduction of the influence of losses from marketable securities on our net income.

LIQUIDITY AND CAPITAL RESOURCES

Our principal capital requirements are to fund working capital requirements and to fund the expansion of our business plan to offer a broader suite of services. For the year ended December 31, 2007, our independent registered public accounting firm noted in its report that we have incurred losses from operations and have an accumulated deficit of approximately $230,803 as of December 31, 2007 which raises doubt about our ability to continue as a going concern. As of June 30, 2008, we have an accumulated deficit of $490,268.

This loss has been incurred through a combination of professional fees and expenses supporting our operations as well as continued operating losses. However, in the current year we have experienced notable organic growth resulting in a larger customer base.

We have financed our operations since inception primarily through operating cash flow and equity financing. Total cash resources as of June 30, 2008 was $41,492, while marketable securities at fair value were $246,492 and accounts receivable were $179,840 (see Note A & C of our financial notes).

We expect to meet our short and long-term cash requirements for operations and employee salaries through the continued execution of our sales and marketing efforts. We have established a history of meeting our operational cash requirements through the sales of services contracts, and we anticipate that we will be able to continue to do so in the future. In addition, we may raise additional capital for further expansion of our business through an equity financing after we are publicly traded on the Over the Counter Bulletin Board. Excluding the $467,824 cash on hand, marketable securities and accounts receivable as of June 30, 2008, we do not have any additional internal or external sources of liquidity.

In the second quarter of 2008, we received net proceeds of $60,000 in nine separate private equity transactions and intend to raise additional equity capital to finance future activities after our stock becomes publicly traded on the Over-the-Counter-Bulletin-Board. As of June 30, 2008, we had approximately $179,840 in accounts receivable. In light of these plans, management is confident in our ability to continue as a going concern.

Our principal sources of liquidity are our cash, marketable securities and accounts receivable. As of June 30, 2008, our cash and cash equivalents were $41,492, or 5.5% of total assets.

Cash Flows

For the Three and Six Months Ended June 30, 2008 and 2007

Net cash flow provided (used) in operating activities was ($57,935) for the three months ended June 30, 2008 compared with ($10,633) for the same period of the prior year. Net cash flow provided (used) in operating activities was ($121,294) for the six months ended June 30, 2008 compared with $4,097 for the same period of the prior year. The increase of net cash flow used in operating activities for the three and six months ended June 30, 2008 was mainly due to an increase in general overhead costs related to salaries, rent and cash paid for professional services.

Net cash flow provided (used) by financing activities was $60,000 for the three months ended June 30, 2008 compared to $26,000 for the same period of the prior year. Net cash flow provided (used) by financing activities was $67,000 for the six months ended June 30, 2008 compared to $26,000 for the same period of the prior year. The increase in net cash flow used by financing activities was primary due to sales of common stock.

RESULTS OF OPERATIONS

The following table sets forth our statements of operations data for the years ended December 31, 2007 and 2006.

	Year Ended December 31,
Statement of Operations Data	2007	2006

Revenues and Cost of Sales
Revenues	$895,039	$546,000
Cost of sales	290,300	247,738
Gross profit	604,739	298,262
Operating Expenses:
General and administrative	381,457	420,041
Sales and marketing	2,906	1,610
Depreciation and amortization	24,476	-
Total operating expenses	408,839	421,651
Income (loss) from operations	195,900	(123,389)
Other income (expense):
Interest and dividend income	447	177
Interest expense	(135)	-
Realized gain (loss) on marketable securities, net	(47,620)	6,098
Unrealized gain (loss) on marketable securities, net	(275,553)	23,570
Total other income (expense)	(322,861)	29,845
Earnings (loss) before taxes	(126,961)	(93,544)
Income taxes	(9,002)	(1,296)
Net loss	$(135,963)	$(94,840)

Revenues

Our 2007 and 2006 revenues are from sales of corporate communications services provided to client companies. For the year ended December 31, 2007, we achieved net revenue of $895,039, an increase of $349,039, or 64% on a year-over-year basis from revenues of $546,000 for fiscal year 2006. The positive variance of $349,039 was the result of increased sales and marketing efforts on behalf our officers, an increased level of referral business and a higher level of brand awareness of our business and services offerings that enabled us to book a larger amount of business and increase our customer base. Our officers more proactively targeted our network of industry relationships and service providers and we will continue identify and develop more efficient, low-cost methods of marketing our business.

During the years ended December 31, 2007 and 2006, the company received $379,750 or 42% of revenue and $439,750 or 81% of revenue, respectively, in restricted and unrestricted shares of client companies (See Note K to our financial statements).

Cost of Revenues

Cost of revenues consisted of direct printing and mailing costs, market research costs to develop customer campaigns, direct electronic service costs, subscription fees for data feeds and direct labor and consulting fees. For the year ended December 31, 2007, cost of sales was $290,300, an increase of $42,562, or 17% on a year-over-year basis from $247,738 in cost of sales for fiscal year 2006. Cost of sales, as a percentage of revenue represented approximately 32% of total sales in 2007 as compared with 45% of total sales in 2006. The reason that our cost of sales did not change in proportion to revenues for the fiscal year period ended December 31, 2007 over 2006 was due to an increased level of sales and marketing efforts on behalf of our officers which did not require further expenditures, and because market conditions enabled us to charge a higher level of fees for the same level of services. We believe that our ability the charge increased fees was due in large part to broader recognition of our brand and business by our target customer base. We cannot guarantee that this improvement will continue in future periods, but we will continue to look for opportunities to maximize the profit on the services that we provide. We believe that a key factor in enabling us to maximize the level of fees for the services that we provide is our execution and ability to deliver the best results for our clients.

Gross Profit

Gross profit for the year ended December 31, 2007 increased by $306,477, or 103% to $604,739 compared to $298,262 for the year ended December 31, 2007. Gross margin for the fiscal year 2007 was 68% compared to 55% the previous year. The improvement in gross profit was primarily due to lower cost of sales, increased fees for services and increased customer activity.

Selling, General and Administrative Expense

For the years ended December 31, 2007 and 2006, selling, general and administrative expenses were $408,839 or 46% of revenue and $421,710 or 77% of revenue, respectively. The $12,871, or 3% favorable variance was the result of officer salaries decreasing $139,806 offset by increases of $61,287 for professional fees, $41,173 for general office, facilities, travel and entertainment and sales and marketing expenses, and $24,476 of depreciation and amortization. As the Company has increased its level of business operations, general operating expenses have increased. To assist in the increasing overhead, the owners elected to reduce their accrued and actual paid salaries. We expect selling, general and administrative expenses to increase into the foreseeable future and continue to represent a significant portion of revenue as the Company increases it operating capabilities.

Other Income (Expense)

For the year ended December 31, 2007 and 2006, other income and (expense) was ($322,861) and $29,845, respectively. The increase in expense during 2007 of $352,706 was primarily due to 1) the recognition of realized losses ($47,620) from the sale of common stock and 2) the recognition of unrealized losses ($275,553) resulting from the changes in fair value of common stock held as trading pursuant to SFAS 115 and 159. The Company regularly receives stock as compensation for our services and records revenue based on the fair market value of those securities on the date of their issuance. Resulting gains and losses are recorded upon sale of those securities and upon changes in fair value pursuant to the guidance issued in FASB Statements No. 115 and 159.

Net Loss

The Company reported net losses for the year ended December 31, 2007 of $135,963 compared to a net loss for the year ended December 31, 2006 of $94,840. The net loss increased $41,123 primarily due to increases in recognized losses on marketable securities. During 2007, absent the losses recognized from marketable securities and interest the Company recognized positive operating income of $195,900 compared to an operating loss of $123,448 during 2006. As the Company increases its efforts to work with our customers to receive a greater portion of our revenue in cash we expect to see a reduction of the influence of losses from marketable securities on our net income.

LIQUIDITY AND CAPITAL RESOURCES

Our principal capital requirements are to fund working capital requirements and to fund the expansion of our business plan to offer a broader suite of services. We may continue to raise equity and/or secure debt to meet our working capital and expansion requirements. For the year ended December 31, 2007, our independent registered public accounting firm noted in its report that we have incurred losses from operations and have an accumulated deficit of approximately $230,803 as of December 31, 2007, which raises doubt about our ability to continue as a going concern.

This loss has been incurred through a combination of professional fees and expenses supporting our operations as well as continued operating losses. However, in the current year we have experienced notable organic growth resulting in a larger customer base.

We have financed our operations since inception primarily through operating cash flow and equity financing. As of December 31, 2007, our current assets totaled $241,824, including $97,282 of cash, $76,003 of marketable securities, $63,539 of accounts receivable and $5,000 of prepaid expenses compared to $54,522 of current liabilities leaving the Company with 187,302 of working capital. We believe that our sales pipeline and existing customer business is sufficient to sustain operations for the foreseeable future and expect that an increase in sales would supply the capital needed to fund an expansion of operations, while we may also consider raising additional capital through the issuance of equity at some point in the future, .

Cash Flows

Year Ended December 31, 2007

Net cash provided by operating activities was $81,070 for the year ended December31, 2007, compared with $39,015 for the year ended December 31, 2006. Net cash provided from investing and financing activities during 2007 was $1,794 compared to cash used during 2006 of $24,697. The total change in cash during the year ended December 31, 2007 was an increase of $82,864 compared to $14,318 during 2006. The increase in cash was primarily due to increased sales during 2007, including a larger portion of cash sales relative to stock received for our services combined with lower operating costs as a percentage of revenue compared to 2006.

Related Party Transactions

Todd Pitcher, our Secretary since June, 2007 has worked on a consulting basis at a rate of $90/hour for approximately 30-50 hours per month and was issued 750,000 shares of stock on January 7, 2008. During fiscal 2007, we paid $30,862 in consulting fees to Mr. Pitcher.

In July, 2007, our Board of Directors approved a Domain Purchase Agreement to purchase certain fully functional and revenue generating websites, www.Microstockprofit.com, www.Msprofit.com, www.OutcastTrader.com, www.Microcappulse.com and www.SmallCapPulse.com (the “Websites”) from Seacoast Advisors, Inc., a firm owned and operated by our Chief Executive Officer, Troy Flowers and our Chief Financial Officer, Kelly D. Clark. Our shareholders, excluding Mr. Flowers and Ms. Clark, approved the purchase by a majority vote of 350,059 shares, or 90% of the 387,240 shares granted at that time, excluding those shares granted to Mr. Flowers and Ms. Clark. The consideration Seacoast Advisors received for the sale of the Websites to Mr. Flowers and Ms. Clark was 2,500,000 shares of Outcast common stock valued at $0.125 per share or $312,500. At the time of purchase, Mr. Flowers had invested approximately $200,000 developing the websites.

On October 15, 2007, Kelly D. Clark and Troy Flowers canceled 2,000,000 and 1,625,000 shares, respectively pursuant to a notice to our Board of Directors, that, in consideration of the Company’s efforts to raise capital and to attain a capital structure that enhances these efforts, they had authorized the Company to cancel said shares.

BUSINESS

Overview

We are a media and marketing services company focused on providing customers with advertising, marketing and corporate communications services. Our mission is to find more and better ways to meet the marketing and communications needs of our clients across print, Internet, mobile and multimedia platforms.

The proliferation of media channels, including the rapid development of interactive technologies and mediums along with their integration within all offerings, have effectively fragmented mass audiences. These developments make it increasingly more difficult for marketers to reach their target audiences in a cost-effective way, causing them to turn to marketing service providers such as Outcast for a customized mix of marketing and corporate communications services designed to make the best use of their total marketing expenditures.

We leverage new technologies to provide brands with increasing new and unconventional ways to interact with their target audience with a level of proficiency and customization across broader, integrated communications platform. Our goal is to provide our clients with more impacting and engaging dialogues between their brands and their consumers and/or target audience.

Our culture is client-centric which means that we create a formal process to conform to client’s specific needs and address each aspect of their marketing challenges.

The principal market for our services is media and content directed to the investment community, which consists primarily of individual investors that seek commentary about growth stocks. In addition, certain collateral materials that we develop, and presentations are also used by our clients for presentations and marketing efforts to prospective clients.

The primary distribution method for our services is the Internet, and in particular, the websites that we own and operate. In addition, we use email databases to distribute marketing and promotional commentary on behalf of our clients.

We provide an extensive range of services that include:

brand consultancy	investor relations
crisis communications	marketing research
custom publishing	organizational communications
database management	package design
digital and interactive marketing	promotional marketing
direct marketing	public relations
financial/corporate viral marketing	search engine marketing
graphic design	web development

The majority of our marketing services to our existing and historical customer base involves providing a suite of many of the above-listed services under the broad scope of a “promotional marketing and consulting” agreement, wherein we provide our clients with brand consultancy, custom publishing, digital and interactive marketing, direct marketing, financial/corporate marketing, graphic design, investor relations and promotional marketing which we also refer to a corporate communications. We provide these “promotional marketing services” on an as-needed basis, under the scope of a services agreement.

All of our revenue for the year ended December 2007 and 2006, was derived from these corporate communications and promotional marketing services for our customers. Our customers generally enter into a short term contract for our services ranging from one month to a year, with most contracts ranging from one to three months. Generally, fees for our services are paid on a monthly basis.

To a much lesser extent, less than 5% of our revenue is derived from website development and corporate consulting, which consists of preparation of documents related to financing and administration, as well as overall business strategy. Our website development service contracts are generally completed from four to six weeks when the final site is delivered. We typically receive a 50% deposit upon entrance into a web services agreement and then receive the final 50% of the fee upon completion of the project.

Our business model was built and evolves around our clients. The fundamental premise of our business structure is to structure our business offerings and allocate our resources based on the specific requirements of our clients. As clients increase their demands for marketing effectiveness and efficiency, they have tended to consolidate their business with larger, multi-disciplinary agencies or integrated groups of agencies. Accordingly, our business model demands that we develop multiple disciplines to offer our clients with a variety of services that cut across our business against our client’s specific marketing requirements. We believe that this organizational philosophy, and our ability to execute it, helps to differentiate us from our competition.

The Marketing Industry

Historically, advertising and promotions have been the primary service provided by the marketing communications industry. However, as clients aim to establish one-to-one relationships with customers, and more accurately measure the effectiveness of their marketing expenditures, specialized and digital communications services are consuming a growing portion of marketing dollars. This is increasing the demand for a broader range of non-advertising marketing communications services (i.e., direct marketing, sales promotion, interactive, etc.). The notion of a mass market audience is giving way to life-style segments, social events/networks, and online/mobile communities, each segment requiring a different message and/or different often non-traditional, channel of communication. Global marketers now seek innovative ideas wherever they can find them, providing new opportunities for small to mid-sized communications companies.

“Below the Line Marketing”

Marketing services includes interactive, sales promotion, public relations, market research, viral marketing and direct marketing. These activities are characterized as “below the line” business for ad agencies and are typically part of the marketing budget, not the ad budget.

The shift in marketing spend from mass media branding efforts to targeted, direct response marketing, including interactive marketing is creating a greater opportunity for our business. This shift is being driven by “below the line’s” ability to create measurable results and ROI metrics that are important to marketers under increasing pressure to prove the value of their campaigns. We believe that the demand for quantitative results will continue to intensify over time.

Strategy

Our goal is to expand our business model to reach a broader target customer base and our strategies to realize this objective include:

•
Matching our services to the needs of our clients – a “Client-Centric” approach. As our clients enhance their existing brands, we will continue to match our solutions to meet the needs, and where necessary, adapt services as their needs change and grow. Our adaptability will be contingent on our ability to scale our service offerings and shift employees to address surges in a client’s promotional activity.

•
Multi-Channel Marketing – we strive to provide marketing partners with multi-channel campaigns to improve overall campaign performance. The Internet Advertising Bureau reports that overall sales can improve by anywhere from 7 percent to 34 percent, depending on the channel, when multiple “below the line” marketing programs are used in concert.

Marketing

We market our services locally and nationally through newsletters and strategic partnerships that develop lead pipelines and referral bases for us. We sell our services through about 2 to 3 direct salespersons and indirectly through strategic partners. We focus on fostering long-term relationships with our clients.

Clients

Our clients consist of direct purchasers of graphics services, small to mid-sized businesses seeking a stronger online presence and publicly traded companies seeking broader investor awareness of their corporate message, service and product offerings.

Competition

Our competition comes primarily from other independent graphics services and marketing firms that have similar capabilities. In addition, we compete with direct mail companies and other local distribution entities for advertising, marketing and promotional expenditures.

We compete with companies on a local level, a regional level, a state and national level, and to a lesser extent, on a global level. The reason our competition is so diverse, is that companies that we typically engage are publicly traded and one of our primary mandates is to develop marketing and awareness campaigns that are directed to a target audience that is broadly dispersed.

There is no practical way for us to quantify our competitive positioning in the industry, and there is a high degree of turnover in terms of competition that we face on a regular basis. Our bid and proposal process typically involves the submission of our proposal, at the request of a prospective client, who has concurrently requested proposals from a few other firms. Price is a key determinant in our success in winning a bid or proposal, but our experience, as well as reputation are also key factors.

As we noted above in the Strategy section of this overview, we further strive to differentiate our ourselves, and thus gain a competitive advantage in the bid and proposal process, by focusing on providing a customized approach to the bid process.

Many of our current and potential competitors have longer operating histories, larger client bases and significantly greater financial, marketing and other resources than we do. There has also been consolidation in the media industry by our competitors, which include market participants with interests in multiple media businesses that are often vertically integrated. If we face increased competition, our business, operating results and financial condition may be materially and adversely affected.

While there has been consolidation in the media industry, it is still highly fragmented and we compete against thousands of small, owner-operated marketing firms on a local and regional basis as well as larger, better capitalized and more established national brands. However, we believe that our competitive positioning is strong, because much of our business is derived from word-of mouth and referral business, and because we do not have a significant amount of overhead and operational expenses, we are able to enter into payment arrangements with clients that enable them to pay in either stock or cash, or a combination thereof.

Clients are able to move from one agency to another with relative ease, in part because accounts are terminable on short notice, usually 60 to 90 days. Clients may also reduce advertising and marketing budgets at any time.

We believe that our principal competitive advantages are:

•
Our established network of owned and represented media assets. We have several websites, www.outcastcompanies.com, www.smallcappulse.com, www.microcappulse.com, www.outcasttrader.com and www.microstockprofit.com. We continually provide updated financial content, as well as custom publishing on behalf of client companies at these websites, enabling us to provide broader web-presence for client companies and our efforts to promote their business and corporate communications strategy.

•
Our relationships in key verticals that provide us with a consistent flow of referral business. We actively attend industry trade shows, and work to build our network of relationships with professionals in the financial services industry such as investment bankers, fund managers, analysts and consultants as well as attorneys and investors. We continually work to develop these relationships and demonstrate our commitment to services amongst this audience, which has resulted in a continual referral base for our business. This is a tremendously important component of our business and enables us to compete against larger, better capitalized firms. ,

•
Our knowledge of and strong connection with the financial services industry. Our principals and consultants associated with our business have all been active participants in the financial industry for several years, and this has enabled us to gain a strong understanding of how best to position our services to address customer needs.

•
Our ability to deliver targeted audiences to clients through cost-effective, multi-platform advertising, marketing and promotional programs. Because we are a relatively small business and services oriented, our relatively low operating costs enable us to structure client contracts with flexibility in terms of accepting stock and/or cash payments. We believe this is a strong advantage due to the fact that so many of our clients are small businesses and are cash constrained.

Government Regulation

We are subject to various federal and state law and regulation relating to our Internet based business. The regulation currently focuses on data collection, privacy, social networking, user generated content and information security. Because of the increasing popularity of the Internet and the growth of online services, there are regular initiatives at both the federal and state level to expand the scope of regulation as problems and perceived problems arise and develop. Although much of the regulation is well founded, it does have an impact on how we conduct our business and may have an impact on our financial results if we are limited in our business activities or there are additional costs associated with compliance.

A number of government authorities, both in the United States and abroad, and private parties are increasing their focus on privacy issues and the use of personal information. Well-publicized breaches of data privacy and consumer personal information have caused state legislatures to enact data privacy legislation. Many states, including New York, California and Pennsylvania, have enacted data privacy legislation, including data breach notification laws, and laws penalizing the misuse of personal information in violation of published privacy policies. Data privacy and information security legislation is also being considered at the federal level, which if enacted, could adversely affect our business. In addition to the specific data privacy and data breach statutes, the FTC and attorneys general in several states have investigated the use of personal information by some Internet companies under existing consumer protection laws. In particular, an attorney general or the FTC may examine privacy policies to ensure that a company fully complies with representations in the policies regarding the manner in which the information provided by consumers and other visitors to a website is used and disclosed by the company and the failure to do so could give rise to a complaint under state or federal unfair competition or consumer protection laws. We review our privacy policies on a regular basis, and currently, we believe we are in compliance with applicable federal and state laws. Our business could be adversely affected if new regulations or decisions regarding the use and/or disclosure of personal information are implemented in such ways that limit our ability to collect and use the information, or if government authorities or private parties challenge our privacy practices that result in restrictions on us, or we experience a significant data or information breach which would require public disclosure under existing notification laws and for which we may be liable for damages or penalties.

The United States Congress enacted the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM, regulating “commercial electronic mail messages” (i.e., e-mail), the primary purpose of which is to promote a product or service. The FTC has promulgated various regulations applying CAN-SPAM and has enforcement authority for violations of CAN-SPAM. Any entity that sends commercial e-mail messages, such as Alloy and our various subsidiaries for itself and clients, and those who re-transmit such messages, must adhere to the CAN-SPAM requirements. Violations of its provisions may result in civil money penalties and criminal liability. Although the FTC has publicly announced that it does not at the present time intend to do so, CAN-SPAM further authorizes the FTC to establish a national “Do Not E-Mail” registry akin to the “Do Not Call Registry” relating to telemarketing. The Federal Communications Commission has also promulgated CAN-SPAM regulations prohibiting the sending of unsolicited commercial electronic e-mails to wireless e-mail addresses and has released a “Do Not E-Mail” registry applicable to wireless domain addresses, some of which may be in our databases. Compliance with these provisions may limit our ability to send certain types of e-mails on our own behalf and on behalf of several of our advertising clients, which may adversely affect our business. While we intend to operate our businesses in a manner that complies with the CAN-SPAM provisions, we may not be successful in so operating. If it turns out we have violated the provisions of CAN-SPAM we may face enforcement actions by the FTC or FCC or face civil penalties, either of which could adversely affect our business.

In addition to the federal CAN-SPAM regulations, many states have comparable legislation. There have been a number of cases brought as class actions based on the federal and state statutes. At the state level the courts have tended to decide in favor of the plaintiffs and awarded substantial damages. An award of damages, at either the federal or state level could have a detrimental impact on our financial results.

Social networking websites are under increased scrutiny. Legislation has been introduced on the state and federal level that could regulate social networking websites. Some of the proposed rules call for more stringent age-verification techniques, attempt to mandate data retention or data destruction by Internet providers, and impose civil and/or criminal penalties on owners or operators of social networking websites. For example, the United States Congress is considering the Deleting Online Predators Act of 2007 which, if enacted in its current form, would require certain schools and libraries to protect minors from online predators in the absence of parental supervision when using commercial networking websites and chatrooms. Such law could potentially limit user access to our websites. Similar bills to ban or restrict access to social networking sites are also being introduced and considered on the state level.

Legislation concerning the above described online activities is in various stages of development and implementation in other countries around the world and could affect our ability to make our websites available in those countries as future legislation is made effective. It is possible that state and foreign governments might also attempt to regulate our transmissions of content on our website or prosecute us for violations of their laws.

Governments of states or foreign countries might attempt to regulate our transmissions or levy sales or other taxes relating to our activities even though we do not have a physical presence and/or operate in those jurisdictions. As our products and advertisements are available over the Internet anywhere in the world, and we conduct marketing programs in numerous states, multiple jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of those jurisdictions and pay various taxes in those jurisdictions.

EMPLOYEES

We have 3 full-time and 1 part-time employees as of September 23, 2008. The majority of our services are fulfilled through independent contractors.

LEGAL PROCEEDINGS

We are not presently a party to any pending material litigation nor, to the knowledge of our management, is any litigation threatened against us.

MANAGEMENT

Our executive officers and directors and their respective ages and positions as of September 23, 2008 are as follows:

Name	Age	Position
Troy J. Flowers (1)	41	CEO, CFO and Chairman
Kelly Clark (2)	27	Chief Operating Officer, Principal Accounting Officer and Director
Todd M. Pitcher (3)	39	Secretary
Michael L. Corrigan	59	Director

(1) Our full time employee and CEO, receives an annual salary of $151,667.
(1) Our full-time COO receives an annual salary of $81,250
(2) Our Secretary since June, 2007 working on a consulting basis at a rate of $90/hour, received 750,000 shares of the Company's stock as of January, 2008.

Executive Biographies

TROY FLOWERS is the founder, CEO, President and original board member of Outcast. Mr. Flowers has been self employed in various facets of the financial services industry since 2001, with an extensive background in investment research, consulting, strategic planning and investor relations. In September 2005, Mr. Flowers began several companies: Amalfi Research Group, Ltd. which he sold to his partner in March 2007; Outcast, Inc., and Seacoast Advisors, Inc, f/k/a Seacoast Financial LLC. From 2000 through 2005, Mr. Flowers was self employed as a real estate investor, day trader and trading consultant to small private and public companies. Prior to 2001, he owned and operated a brokerage firm office working in the capacity of President and Trading Supervisor before starting his own office. From 1995 to 1999, Mr. Flowers was employed by La Jolla Capital as Vice President and Director of Corporate Finance and then Pacific Cortez in the capacity of President and head trader. From 1999 to 2000, Mr. Flowers was employed by Equitrade Securities, where he served as owner and head trader of OSJ with a full trading department. Mr. Flowers held Series 7, Series 24, Series 55 and Series 63 licenses from the National Association of Securities Dealers through the end of July 2000.

KELLY D. CLARK was appointed as our secretary and as one of our directors in September, 2005. In June, 2007, Ms. Clark was appointed as our Chief Operating Officer and Prinicpal Accounting Officer. Prior to joining Outcast, Ms. Clark was employed at Calicorp, Inc. a real estate investment firm from 1999 to 2005. Ms. Clark attended the University of California at San Diego and Mesa College in San Diego in 2002, where she earned an Associate’s degree in English. Ms. Clark is a member of the San Diego Association of Realtors, the California Association of Realtors, and the National Association of Realtors.

TODD M. PITCHER has been Secretary of our Company since June, 2007. He currently serves as Chairman of the Board of Superclick since October 2003. Mr. Pitcher is also Managing Director of Comprehensive Communications, a professional services and business consulting firm. Mr. Pitcher has also served in the Executive Management in an interim capacity for 4Dcard, Inc. from March 2002 through July 2003. Mr. Pitcher has several years experience in the investment banking, business consulting and equity research, serving as Director of Equity Research at Equity Securities in Golden Valley, Minnesota, and several other regional investment banking firms. Mr. Pitcher has B.A. in Philosophy from the University of California at Berkeley and has attended graduate school at the University of California at Santa Barbara and Claremont Graduate School.

Related Disclosures

In July, 2000, Mr. Flowers sold his investment firm and subsequently filed a form U-5 through Equitrade on July 31, 2000, to terminate his relationship with the North American Securities Dealers (“NASD”). The result of which was to terminate his licenses including Series 7, Series 24, Series 55 and Series 63. Mr. Flowers was notified that the form U-5 was received and executed by the “NASD in August. Later, in the October through November period, Mr. Flowers was contacted by the NASD with requests for comment response to an enquiry with regards to his former employer, Equitrade Securities.

In December, 2000, Mr. Flowers traveled to Washington DC and was interviewed by the NASD for a period of two days, and thereafter was contacted by the NASD and responded to further NASD requests via telephone.

On December 6, 2001, the NASD notified Mr. Flowers that, pursuant to NASD Rule 9541(b), it was suspending Mr. Flowers from associating with any member firm. The NASD’s rationale for its suspension of Mr. Flowers was that Mr. Flowers “failed to respond to two different requests by NASD Regulation, Inc. staff for information requested pursuant to NASD Procedural Rule 8210, dated November 28, 2000 and March 1, 2001.” Mr. Flowers did not take corrective action related to his suspension based on his attorney’s counsel, and due to the fact that the case in question, Matter No. EAF000074 had been dismissed by the State of California.

Directors

Michael L. Corrigan, Director. Mr. Corrigan is an attorney practicing in San Diego, California. His practice emphasizes general and SEC representation of emerging high technology and other operating companies. Mr. Corrigan’s principal occupation for the past five years was (and is) as an attorney in San Diego, California. He is a self-employed sole practitioner doing business as The Law Offices of Michael L. Corrigan. Mr. Corrigan is neither a parent nor subsidiary of the registrant, but, as a director, is an affiliate of the registrant. Mr. Corrigan is also a member of the board of directors of Telava Networks, Inc., a California corporation that trades on the pink sheet OTC market. Mr. Corrigan attended the University of Denver where he received both a J.D. and M.B.A. degree, was an editor of the Denver Journal of International Law & Policy and clerked at the U.S. Securities & Exchange Commission. He received his undergraduate degree from the University of Notre Dame, where he majored in finance. Mr. Corrigan is a member of the California bar, a 1988 graduate of the San Diego LEAD program and sits on the Medical Bioethics Committee of Sharp Memorial Hospital, the Eagle Scout review board, Board of Trustees of the California Ballet Association and the Board of Trustees of the San Diego Repertory Theatre.

Director & Officer Compensation

The following director compensation disclosure reflects all compensation awarded to, earned by or paid to the directors below for the year ended December 31, 2007.

The persons listed below received the following compensation in exchange for their services as members of the Board of Directors of the Company. Troy Flowers, our Chief Executive Officer, and Kelly Clark, our Chief Operating Officer, received no additional compensation as a director of the Company.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael L. Corrigan	0	$50,000	0				$50,000
Troy J. Flowers	0	0	0				0
Kelly Clark	0	0	0				0

(1)	On January 7, 2008, 2007, the board authorized the issuance of 100,000 shares to Michael Corrigan for services to the Company as its director.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the year ended December 31, 2007 (and the two preceding fiscal years) by the Company’s Chief Executive Officer, and each other executive officer whose total annual compensation for the year ended December 31, 2007 exceeded $100,000 (the “named officers”).

Executive Compensation – Summary Compensation Table
Name & Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation		Total ($)
Troy Flowers, Chief Executive Officer and Chairman	2007 2006 2005	$ $	58,333 42,500 –	– – –	$241,875 – –	– – –	– – –	$ $	300,208 42,500 –
Kelly D. Clark, Chief Operating Officer	2007 2006 2005		31,250 – –	– – –	$118,750 – –	– – –	– – –		$150,000 – –
At inception on September 9, 2005 we granted 10,000,000 shares to the founders at par value, or $0.001 per share. Those founders are Troy Flowers and Kelly Clark.

In June, 2007, Troy Flowers was granted 1,129,167 shares of stock in lieu of cash for accrual of $241,875 in salary to date since inception.

In June, 2007, Kelly Clark was granted 718,750 shares of stock in lieu of cash for accrual of $118,750 in salary to date since inception.

On January 7, 2008, the board authorized the issuance of 750,000 shares to Todd Pitcher for services to the Company as its secretary.

During the year ended December 31, 2007, the Company was granted 3,625,000 shares of founders stock back from the founders in order to improve the Company’s capital structure.

All of the aforementioned shares were issued in between January 7, 2008 and March 17, 2008.

In this registration statement, 100,000 shares of Mr. Corrigan’s stock, 100,000 shares of Mr. Pitcher’s stock, 200,000 shares of Mr. Flowers’ stock and 200,000 shares of Ms. Clark’s stock are being registered.

Option Grants in Last Fiscal Year

No stock options were granted to the Named Executives for the fiscal year ended December 31, 2007.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

No stock options were exercised or held by the Named Executives during the fiscal year ended December 31, 2007.

Equity Compensation Plan Information

There is currently no stock option executive compensation plan in place.

Employment and Consulting Agreements

The Company has entered into a three year employment agreement with Troy Flowers as CEO, commencing in September 15, 2005. The terms of the contract include a salary of $151,667. Other performance bonuses are available at the discretion of the board of directors and have not yet been determined. If Mr. Flower’s employment with the Company is terminated by the Company without cause at any time prior to September 15, 2008, he shall receive from the Company severance pay in an amount equal to the following:

•	That portion of his base salary earned through his last day of employment with the Company on its next regularly scheduled payroll date

•
A severance payment equal to his base salary (calculated as a monthly amount) for a period of the earlier of 12 months following his last day of employment with the Company or his first day of a new position with another company

•	All amounts that are fully vested are properly payable on or before his last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans and

•	All other amounts that are properly payable to him by the Company that have not been paid to him on or before his last day of employment.

Total compensation due to Mr. Flowers as of December 31, 2007 based on his employment contract dated September 15, 2005 was $347,570, or $151,667 for 2 years (2006 - 2007) and 3.5 months (2005). Mr. Flowers did not receive any compensation during 2005. During 2006 and 2007, Mr. Flowers received $42,500 and $58,333, respectively, in cash payments. Also, during 2007, Mr. Flowers was granted 1,129,167 shares of stock in lieu of salary of $241,875. The total value received by Mr. Flowers from September 15, 2005 through December 31, 2007 was $342,708, or $4,862 less than the amount due to Mr. Flowers under his employment contract. Mr. Flowers received stock in lieu of cash and less than the total amount due by $4,862 due to the inability of the Company to make 100% cash payments as a result of limited cash flow from inception through December 31, 2007. The Company has not accrued the underpayment as we do not expect to make any future payments to Mr. Flowers for the period from inception through December 31, 2007. Beginning in September of 2007, the Company began making regular payroll payments to Mr. Flowers consistent with the amount of Mr. Flowers salary pursuant to his employment agreement.

The Company has entered into a three year employment agreement with Kelly Clark, initially as Secretary and as of June, 2007 as Chief Operating Officer, commencing in September, 2005. The terms of the contract include a salary of $81,250. Other performance bonuses are available at the discretion of the board of directors and have not yet been determined. If Ms. Clark’s employment with the Company is terminated by the Company without cause at any time prior to September 15, 2008, she shall receive from the Company severance pay in an amount equal to the following:

•	That portion of his base salary earned through her last day of employment with the Company on its next regularly scheduled payroll date

•
A severance payment equal to her base salary (calculated as a monthly amount) for a period of the earlier of 12 months following her last day of employment with the Company or her first day of a new position with another company

•	All amounts that are fully vested are properly payable on or before her last day of employment under all retirement plans sponsored by the Company in accordance with the provisions of such plans and

•	All other amounts that are properly payable to her by the Company that have not been paid to her on or before her last day of employment.

Total compensation due to Ms. Clark as of December 31, 2007 based on her employment contract dated September 15, 2005 was $186,198, or $81,250 for 2 years (2006 - 2007) and 3.5 months (2005). Ms. Clark did not receive any compensation during 2005 and 2006. During 2007 Ms. Clark received $31,250 in cash payments. Also, during 2007, Ms. Clark was granted 718,750 shares of stock in lieu of salary of $118,750. The total value received by Ms. Clark from September 15, 2005 through December 31, 2007 was $150,000, or $36,198 less than the amount due to Ms. Clark under her employment contract. Ms. Clark received stock in lieu of cash and less than the total amount due by $36,198 due to the inability of the Company to make 100% cash payments as a result of limited cash flow from inception through December 31, 2007. The Company has not accrued the underpayment as we do not expect to make any future payments to Ms. Clark for the period from inception through December 31, 2007. Beginning in September of 2007, the Company began making regular payroll payments to Ms. Clark consistent with the amount of Ms. Clark salary pursuant to her employment agreement.

Todd Pitcher, our secretary since June 2007, does not have an employment agreement executed with the Company and is paid on a consulting basis (see “Certain Relationships and Related Transactions” below).

Executives' Compensation Policies

Compensation of Outcast’s executives is intended to attract, retain and award persons that are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately reward the individual executive's contribution to corporate performance. The Board of Directors utilizes subjective criteria for evaluation of individual performance and relies substantially on its executives in doing so. The Board focuses on two primary components of our executive compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executive’s base salaries are determined primarily based on our current cash flow and expectations for our financial performance. To the extent that we have a greater amount of cash on hand, we are able to negotiate the most attractive executive compensation packages with the goal of attracting and retaining the greatest level of executive talent.

In addition, executives' base salaries are determined in part by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom the Company expects to compete for executive talent and with reference to revenues, gross profits and other financial criteria.

The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries. For example, in addition to administration, oversight and planning capabilities, and executive may also contribute materially to the Company’s overall sales efforts. In which case, the Board would take this additional capability into consideration when establishing the executive’s base salary.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of Outcast’s shareholders. The board believes that option grants should be considered on an annual basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of transactions since September, 2005, in which we have been a participant, in which the amount involved or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a directo or indirect material interest.

We believe that we have executed all of the transactions set forth below on terms no less favorable to us than terms we could have obtained from unaffiliated third parties. It is our intention to ensure that all future transactions between us and our officers, directors and principal stockholders and their affiliates, are approved by the majority of the board of directors and are on terms no less favorable than those that we obtained from unaffiliated third parties.

Todd Pitcher, our Secretary since June, 2007 has worked on a consulting basis at a rate of $90/hour for approximately 30-50 hours per month and was issued 750,000 shares of stock on January 7, 2008. During fiscal 2007, we paid $30,862 in consulting fees to Mr. Pitcher.

In July, 2007, our Board of Directors approved a Domain Purchase Agreement to purchase certain fully functional and revenue generating websites, www.Microstockprofit.com, www.Msprofit.com, www.OutcastTrader.com, www.Microcappulse.com and www.SmallCapPulse.com (the “Websites”) from Seacoast Advisors, Inc., a firm owned and operated by our Chief Executive Officer, Troy Flowers and our Chief Financial Officer, Kelly D. Clark. Our shareholders, excluding Mr. Flowers and Ms. Clark, approved the purchase by a majority vote of 350,059 shares, or 90% of the 387,240 shares granted at that time, excluding those shares granted to Mr. Flowers and Ms. Clark. The consideration Seacoast Advisors received for the sale of the Websites to Mr. Flowers and Ms. Clark was 2,500,000 shares of Outcast common stock valued at $0.125 per share or $312,500. At the time of purchase, Mr. Flowers had invested approximately $200,000 developing the websites.

On October 15, 2007, Kelly D. Clark provided notice to our Board of Directors, that, in consideration of the Company’s efforts to raise capital and to attain a capital structure that enhances these efforts, she had authorized the Company to cancel 2,000,000 shares of her outstanding shares.

On October 15, 2007, Troy Flowers provided notice to our Board of Directors that in consideration of the Company’s efforts to raise capital and to attain a capital structure that enhances these efforts, he had authorized the Company to cancel a net 1,625,000 shares of his outstanding shares or 2 million shares out-of-which 375,000 shares were reissued to parties related to Mr. Flowers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 23, 2008, certain information with respect to the beneficial ownership of our shares of common stock by each stockholder known by us to be the beneficial owner of more than 5% of our shares of common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of shares of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 13,533,557 shares of our common stock issued and outstanding as of May 23, 2008. As of such date, there also were outstanding warrants which are convertible and exercisable into a total of 97,000 shares of common stock. The business address of each person set forth below is c/o Outcast, Inc. 2658 Del Mar Heights Road, Suite 323 Del Mar, CA 92014, unless otherwise indicated.

Names of Beneficial Owners	Common Shares Issued	Total Beneficial Shares	% Beneficial Ownership
Troy Flowers	6,629,167	6,629,167	48.98%
Kelly Clark	3,718,750	3,718,750	27.48%
Todd M. Pitcher	750,000	750,000	5.54%
Michael Corrigan	100,000	100,000	0.74%
As a Group	11,197,917	11,197,917	82.74%

DESCRIPTION OF SECURITIES TO BE REGISTERED

Capital Stock

The authorized capital of the Company consists of 75,000,000 shares, of which 10,000,000 shares are preferred stock, par value of $.001 per share, or preferred Stock, and 65,000,000 shares are common stock, par value of $.001 per share, or common stock. As of May 30, 2008 we had 13,533,557 shares of common stock outstanding, and no shares of preferred stock outstanding.

Each share of common stock is entitled to share pro rata in dividends and distributions, if any, with respect to the common stock when, as and if declared by the Board of Directors from funds legally available for such purpose. No holder of any shares of common stock has any preemptive rights to subscribe for any securities of the Company. Upon liquidation, dissolution or winding up of the Company, each share of the common stock is entitled to share ratably in the amount legally available for distribution to holders of common stock. All shares of common stock presently outstanding are fully paid and non-assessable.

Each shareholder is entitled to one vote for each share of common stock held. There is no right to cumulate voting with respect to the election of directors.

The shares of preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a)  may have such voting powers, full or limited, or may be without voting powers;

(b)  may be subject redemption at such time or times and at such prices as determined by the Board of Directors;

(c)  may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to the dividends payable on any other class or classes or series of stock;

(d)  may have such rights upon the dissolution of, upon any distribution of the assets of, the Corporation;

(e)  may be made convertible into, or exchangeable for, shares of any other classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)  may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g)  may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)  may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolutions providing for the issue of such shares of preferred stock. Shares of preferred stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of preferred stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of preferred stock to be created by resolutions of the Board of Directors or as part of any other series of shares of preferred stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of preferred stock.

Options and Warrants

In addition to our outstanding stock, as of May 30, 2008, there are 85,000 issued and outstanding common stock purchase warrants which are excercisable at $0.35, and which expire in the period from December 2009 through April 2010.

Dividends

We have never declared or paid any dividends or distributions on our common stock. We anticipate that for the foreseeable future all earnings will be retained for use in our business and no cash dividends will be paid to stockholders. Any payment of cash dividends in the future on our common stock will be dependent upon our financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that our Board of Directors deems relevant.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide for the indemnification of our directors and officers against all claims and liability by reason of serving as a director or officer. It shall be within the discretion of our Board of Directors whether to advance any funds in advance of disposition incurred by any director or officers in connection with the proceeding. We are not, however, required to reimburse any legal expenses in connection with any proceeding if a determination is made that the director or officer did not act in good faith or in a manner reasonably believed to be in our best interests. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We are registering the shares currently held by our shareholders to permit the shareholders and their transferees or other successors in interest to offer the shares from time to time. We will not offer any shares on behalf of any selling shareholder. None of our shareholders are required to sell their shares, nor as of the date of this prospectus, has any shareholder indicated an intention to us to sell his, her or its shares. The selling shareholders will sell their shares of common stock at the offering price of $0.20 per share until our common stock is quoted on the OTC Bulletin Board, or other recognized secondary trading system. At such time, if ever, the selling shareholders may sell their shares of our common stock at prevailing market prices or privately negotiated prices.

None of the selling stockholders are broker-dealers or affiliates of broker dealers.

The shares being offered by the selling shareholders may be sold from time to time in one or more transactions (which may involve block transactions):

•	On the OTC Bulletin Board or on such other market on which the common stock may from time to time be trading;
•	In privately negotiated transactions; or
•	Any combination of the above.

As of the date of this prospectus, we have no information on the manner or method by which any selling shareholder may intend to sell shares. The sale price to the public may be the market price prevailing at the time of sale, a price related to such prevailing market price, at negotiated prices or such other price as the selling shareholders determine from time to time. The shares may also be sold pursuant to Rule 144, if applicable. The selling shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling shareholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling shareholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. There can be no assurance that all or any of the shares offered by this prospectus will be issued to, or sold by, the selling shareholders.

The selling shareholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered by this prospectus, may be deemed “underwriters” as that term is defined under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder.

The selling shareholders, alternatively, may sell all or any part of the shares offered by this prospectus through an underwriter. No selling shareholder has entered into an agreement with a prospective underwriter. If a selling shareholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revision to this prospectus.

The selling shareholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by the selling shareholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

Under the regulations of the Securities Exchange Act of 1934, any person engaged in a distribution of the shares offered by this prospectus may not simultaneously engage in market making activities with respect to the common stock of Outcast, Inc. during the applicable “cooling off” periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling shareholders will be subject to applicable provisions, rules and regulations of the Exchange Act, which provisions may limit the timing of purchases and sales of common stock by the selling shareholders.

We have advised the selling shareholders that, during such time as they may be engaged in a distribution of any of the shares we are registering on their behalf in this registration statement, they are required to comply with Regulation M as promulgated under the Securities Exchange Act of 1934.

The total number of shares of common stock we have issued as of the date of this registration statement is 13,533,557.

Blue Sky Restrictions on Resale

When a selling shareholder wants to sell shares of common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky” laws, with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for a secondary trading of securities registered under 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that public continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s. The broker for a selling shareholder will be able to advise a selling shareholder in which states our shares of common stock are exempt from registration for secondary sales.

Penny Stock Regulations

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock”. For the purposes of this registration statement, any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, is a “penny stock”, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	That a broker or dealer approve a person’s account for transactions in penny stocks; and
•	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased;

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:
•	Obtain financial information and investment experience of the person; and
•
Make a reasonable determination that the transaction in a penny stock is suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks;

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

•	Sets forth the basis on which the broker or dealer made the suitability determination; and
•	Specifies that the broker or dealer received a signed, written agreement.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.  We will not receive any proceeds from the sale of the Shares by the Selling Shareholders.

The following table provides as of May 23, 2008 information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders.

Selling Shareholder	Beneficial Ownership Before Offering(1)		# Shares Offered	Beneficial Ownership After Offering
Name	# Shares	Percent	# Shares Offered	# Shares	Percent
Troy J. Flowers	6,629,167	48.98%	200,000	6,429,167	47.51%
Kelly Clark	3,718,750	27.48%	200,000	3,518,750	26.00%
Todd M. Pitcher(5)	750,000	5.54%	100,000	650,000	4.80%
Keith Rheinhardt(6)	184,000	1.36%	100,000	84,000	0.62%
Meng Fung(7)	50,000	0.37%	25,000	25,000	0.18%
Nancy Flowers(2)	125,000	0.92%	100,000	25,000	0.18%
Justin Frere(8)	186,400	1.38%	186,400	0	0.00%
Lila Cari Trust(3)	250,000	1.85%	100,000	150,000	1.11%
Li-An Huang(9)	40,000	0.30%	40,000	0	0.00%
Jeff Turner(10)	24,000	0.18%	24,000	0	0.00%
Tony Lopes(11)	4,000	0.03%	4,000	0	0.00%
Brian Callaghan(12)	4,000	0.03%	4,000	0	0.00%
Michael Slatoff(13)	4,000	0.03%	4,000	0	0.00%
Doug Hanson (14)	16,000	0.12%	16,000	0	0.00%
Khris Thetsy(15)	11,240	0.08%	11,240	0	0.00%
Nathan Michaud (25)	200,000	1.48%	200,000	0	0.00%
Brett Maas (16)	100,000	0.74%	50,000	50,000	0.37%
Michael L. Corrigan(17)	100,000	0.74%	100,000	0	0.00%
Gregory Elliot Brandt(18)	10,000	0.07%	10,000	0	0.00%
James Flowers (19)	12,500	0.09%	12,500	0	0.00%
Pyromedia Studios Inc. (20)	10,000	0.07%	10,000	0	0.00%
Robert Anastas(21)	5,000	0.04%	5,000	0	0.00%
Matthew Fanady(22)	2,500	0.02%	2,500	0	0.00%
Quynh Anh Nhu Do(4)	5,000	0.04%	5,000	0	0.00%
Angela Quyenh Do(4)	5,000	0.04%	5,000	0	0.00%
An Hoi Do(4)	10,000	0.07%	10,000	0	0.00%
Tan Do(4)	10,000	0.07%	10,000	0	0.00%
Khiem Hoang (4)	5,000	0.04%	5,000	0	0.00%
Abrams, Garfunkel, Margolis & Bergsen LLC(23)	12,000	0.09%	12,000	0	0.00%
Mark Moline(4)	5,000	0.04%	5,000	0	0.00%
Larry Davis (4)(24)	505,000	3.73%	505,000	0	0.00%
Paul Giarmeleo (4)	5,000	0.04%	5,000	0	0.00%
Black Cat Consulting, Inc. (4)(24)	505,000	3.73%	505,000	0	0.00%
Aaron Gravitz (4)	10,000	0.07%	10,000	0	0.00%
Danae LaVoie(4)	10,000	0.07%	10,000	0	0.00%
Frank Drescher Sr.(4)	2,500	0.02%	2,500	0	0.00%
Frank Drescher Jr. (4)	2,500	0.02%	2,500	0	0.00%
Andrew W. Haag(4)	5,000	0.04%	5,000	0	0.00%
Total	13,533,557	100%	2,601,640	10,931,917	80.78%

(1)
The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 and the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The Total Shares Registered Pursuant to this Offering reflects shares outstanding but no shares underlying warrants.

(2)	Nancy Flowers is the mother of Troy Flowers. Troy Flowers gifted 125,000 shares of common stock to Nancy Flowers.

(3)
The natural person with voting and dispositive powers for this stockholder is Troy Flowers. Lila Cari Trust is a trust controlled by Troy Flowers. Troy Flowers gifted 250,000 shares of common stock to Lila Cari Trust.

(4)
Each of the listed stockholders participated in a private placement to purchase investment units at $0.20, where each unit consists of one share of common stock and a warrant to purchase an additional share of common stock at an exercise price of $0.35.

(5)	Todd Pitcher has been paid for services with 750,000 shares of common stock at a value of $150,000 without any warrants for an aggregate sum of $150,000.

(6)	Keith Rheinhardt has been paid for services with 180,000 shares of common stock at a value of $30,000. And purchased 4,000 shares for $500 without any warrants for an aggregate sum of $30,500.

(7)	Meng Fung has been paid for services with 50,000 shares of common stock at a value of $10,000 without any warrants for an aggregate sum of $10,000.

(8)	Justin Frere has been paid for services with 186,400 shares of common stock at a value of $37,280 without any warrants for an aggregate sum of $37,280.

(9)	Li-An Huang has been paid for services with 40,000 shares of common stock at a value of $5,000 without any warrants for an aggregate sum of $5,000.

(10)	Jeff Turner has been paid for services with 24,000 shares of common stock at a value of $3,000 without any warrants for an aggregate sum of $3,000.

(11)	Tony Lopes purchased 4,000 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(12)	Brian Callaghan purchased 4,000 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(13)	Michael Slatoff has been paid for services with 4,000 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(14)	Doug Hanson has been paid for services with 16,000 shares of common stock at a value of $2,000 without any warrants for an aggregate sum of $2,000.

(15)	Khris Thetsy has been paid for services with 11,240 shares of common stock at a value of $1,405 without any warrants for an aggregate sum of $1,405.

(16)	Brett Maas has been paid for services with 100,000 shares of common stock at a value of $20,000 without any warrants for an aggregate sum of $20,000.

(17)	Michael L. Corrigan has been paid for services with 100,000 shares of common stock at a value of $20,000 without any warrants for an aggregate sum of $20,000.

(18)	Gregory Elliot Brandt has been paid for services with 10,000 shares of common stock at a value of $2,000 without any warrants for an aggregate sum of $2,000.

(19)	James Flowers is the father of Troy Flowers and was gifted 12,500 shares of common stock from Troy Flowers.

(20)
The natural person with voting and dispositive powers for this stockholder is Samuel Nelson. Pyromedia Studios, Inc. has been paid for services with 10,000 shares of common stock at a value of $2,000 without any warrants for an aggregate sum of $2,000.

(21)	Robert Anastas has been paid for services with 5,000 shares of common stock at a value of $1,000 without any warrants for an aggregate sum of $1,000.

(22)	Matthew Fanady has been paid for services with 2,500 shares of common stock at a value of $500 without any warrants for an aggregate sum of $500.

(23)
The natural person with voting and dispotive powers for this stockholder is Deron Colby. Deron Colby has been paid for services with 12,000 shares of common stock at a value of $2,400 without any warrants for an aggregate sum of $2,400.

(24)
The natural person with voting and dispositive powers for this stockholder is Adam Brosius. Black Cat Consulting and Larry Davis each purchased 500,000 shares of common stock at a value of $25,000 for an aggregate sum of $50,000.

(25)
Nathan Michaud. We are registering 200,000 shares on behalf of Nathan Michaud, who owns 200,000 shares. We issued 200,000 shares of our common stock to Mr. Michaud as a conversion of $25,000 in debt, or at a rate of $0.125 per share.

LEGAL MATTERS

The Law Offices of Michael L. Corrigan, San Diego, California issued an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Our financial statements for the quarter ended March 31, 2008 and for the year ended December 31, 2007 have relied on the reports of Traci J. Anderson independent registered public company accountant, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange of 1934, and in accordance therewith file reports and other information with the Securities and Exchange Commission. Furthermore, we filed with the SEC a registration statement on Form S-1 under the Securities Act for the common stock to be sold in this offering. For further information with respect to the common stock and us, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements made in this prospectus regarding the contents of any contract, agreement, or other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

Outcast, Inc.

Restated Audited Financial Statements	Page

For the Year Ended December 31, 2007 and 2006	F-1

Unaudited Financial Statements

For the Three and Six Months Ended June 30, 2008	F-30

Outcast, Inc.

Restated Audited Financial Statements

For the Year Ended
December 31, 2007 and 2006

TABLE OF CONTENTS

Page

Independent Auditors Report	F-3-4

Balance Sheet as of December 31, 2007 (Restated) and 2006	F-5

Statements of Operations (Restated) for the year ended
December 31, 2007 and 2006	F-6

Statements of Stockholders Equity (Restated) for the year ended
December 31, 2007 and 2006	F-7

Statements of Cash Flows (Restated) for the year ended
December 31, 2007 and 2006	F-8

Notes to Financial Statements	F9-F25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members

Outcast, Inc.

I have audited the accompanying balance sheet of Outcast, Inc. as of December 31, 2007 and the related statements of operation, stockholders’ equity and income, and cash flows for the years ended December 31, 2007 and 2006.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outcast, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the years ended December 31, 2007 and 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered losses, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA
Huntersville, NC
August 1, 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board Members

Outcast, Inc.

I have audited the accompanying balance sheet of Outcast, Inc. as of December 31, 2006 and the related statements of operation, stockholders’ equity and comprehensive income, and cash flows for the year ended December 31, 2006.

These financial statements are the responsibility of the company’s management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Outcast, Inc. as of December 31, 2006, and the results of its operations and its cash flows for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note J to the financial statements, the Company has suffered losses, has a net capital deficiency and has yet to generate an internal cash flow. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note L. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Traci J. Anderson, CPA

Huntersville, NC

October 22, 2007

Outcast, Inc.
Balance Sheet (Restated)
As of December 31, 2007 and 2006

	2007	2006
	(Restated)	(Restated)
ASSETS
Current Assets
Cash	$97,282	$14,418
Marketable securities at fair value (Note B)	76,003	231,825
Accounts receivable (Note A & C)	63,539	-
Prepaid expenses	5,000	-
Total Current Assets	241,824	246,243

Fixed assets, net (Note D)	13,347	-
Intangible assets, net (Note E)	290,178	-
Total Assets	$545,349	$246,243

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued expenses	17,626	77,520
Accrued payroll	28,514	244,167
Income taxes payable	8,382	1,296
Total Current Liabilities	54,522	322,983

Total Liabilities	54,522	322,983

Stockholder's Equity (Note G)
Preferred stock, par value $.001, 10,000,000 shares authorized; none issued and outstanding at December 31, 2007 or 2006	-	-

Common stock, par value $.001, 65,000,000 shares authorized; none issued and outstanding at December 31, 2007 or 2006	-	-

Common stock payable	721,630	18,100
Additional paid-in capital	-	-
Accumulated deficit	(230,803)	(94,840)
Total Stockholder's Equity	490,827	(76,740)
Total Liabilities and Stockholder's Equity	$545,349	$246,243

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Operation (Restated)
For the Years Ended December 31, 2007 and 2006

	For the year Ended December 31,
	2007	2006
	(Restated)	(Restated)
REVENUE & COST OF SALES
Net revenue	$895,039	$546,000
Cost of sales	290,300	247,738
Gross profit	604,739	298,262

OPERATING EXPENSES
General and administrative	381,457	420,041
Sales and marketing	2,906	1,610
Depreciation & amortization	24,476
Total operating expenses	408,839	421,651
Income (loss) from operations	195,900	(123,389)

OTHER INCOME/(EXPENSE)
Interest and dividend income	447	177
Interest expense	(135)	-
Realized gain (loss) on marketable securities, net	(47,620)	6,098
Unrealized gain (loss) on marketable securities, net	(275,553)	23,570
Total other income (expense)	(322,861)	29,845
Earnings (loss) before taxes	(126,961)	(93,544)
Income taxes	(9,002)	(1,296)
NET LOSS	$(135,963)	$(94,840)

Net (loss) per common share basic and diluted	$(0.01)	$(0.01)
Weighted average common shares outstanding basic and diluted	11,248,100	10,107,967

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statement of Stockholder's Equity (Restated)
For the Years Ended December 31, 2007 and 2006

							Deficit
							Accumulated
	Preferred Stock		Common Stock			Additional	during the	Total
	Number of		Number of			Paid-in	Developmental	Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Equity
BALANCES December 31, 2005	-	-	-	-	100		-	100

Grant of common stock for services					18,000			18,000
Net loss for the year ended December 31, 2006							(94,840)	(94,840)
BALANCES December 31, 2006	-	$-	-	$-	$18,100	$-	$(94,840)	$(76,740)

Grant of common stock for services					275,553			275,553
Grant of common stock for assets					312,500			312,500
Sale of common stock					26,000			26,000
Net loss for the year ended December 31, 2007							(135,963)	(135,963)
BALANCES December 31, 2007	-	$-	-	$-	$632,153	$-	$(230,803)	$401,350

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Cash Flows (Restated)
For the Years Ended December 31, 2007 and 2006

	For the Years Ended December 31,
	2007	2006
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(135,963)	$(94,840)
Adjustments to reconcile net income/loss to net cash (used in) provided by operating activities:
Depreciation & amortization	24,476	-
Common stock issued for services	365,030	18,000
Unrealized (gain) loss on marketable securities	275,553	(23,570)
Realized (gain) loss on marketable securities	47,620	(6,098)
Marketable securities received for payment of services	(379,750)	(439,750)
Proceeds from the sale of marketable securities	221,104	262,290
CHANGES IN CURRENT ASSETS AND LIABILITIES:
Increase (decrease) in current assets:
Accounts receivable	(63,539)	-
Prepaid expenses	(5,000)	-
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	(59,894)	77,520
Accrued payroll	(215,653)	244,167
Income taxes	7,086	1,296
NET CASH PROVIDED (USED) FOR OPERATING ACTIVITIES	81,070	39,015

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	(8,705)	(24,697)
Acquisition of furniture and equipment	(15,501)	-
Acquisition of intangible assets	(312,500)	-
NET CASH PROVIDED (USED) FOR INVESTING ACTIVITIES	(336,706)	(24,697)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for asset purchase	312,500	-
Proceeds from the sale of common stock	26,000	-
NET CASH PROVIDED (USED) FOR FINANCING ACTIVITIES	338,500	-

NET INCREASE/(DECREASE) IN CASH	82,864	14,318
CASH, beginning of period	14,418	100
CASH, end of period	$97,282	$14,418
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE YEAR FOR:
Taxes paid	$1,916	$-
Interest paid	$-	$-

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock granted in exchange for services	365,030	18,000
Value of Marketable Securities received for payment of services	379,750	439,750

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS (RESTATED)
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Organization

Outcast, Inc. (the “Company”) was formed on September 9, 2005 in the state of Nevada to provide equity and economic market information and awareness solutions to public companies for the investing public.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Marketable Securities

The Company reports its investment in marketable securities under the provisions of SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities, as amended by SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. Pursuant to SFAS 115, securities which are classified as "trading securities" are recorded on the Company's balance sheet at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period. Pursuant to FAS 159, securities which are classified as "available for sale" are also reported at fair market value and classified as trading securities, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

The Company reports restricted marketable securities under the provisions of SFAS 157, Fair Value Measurements. Restricted marketable securities fair market value is determined based on the close price on the balance sheet date adjusted for the restriction contained in the shares. Restricted marketable securities are recorded on the Company's balance sheet at fair market value after adjustments for the restriction, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

Management’s Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Revenue Recognition Policy

Pursuant to SAB No. 104, Revenue Recognition, revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) services have been performed.

Our revenue has primarily been derived from corporate communications services for publicly traded companies and generally includes the development of research reports, company newsletters and other marketing materials that are communicated and published for the viewing public on our websites Microstockprofit.com, Msprofit.com, OutcastTrader.com, Microcappulse.com, and/or SmallPapPulse.com , emailed to our proprietary contact database or mailed. Customers generally require a combination of services and communication methods to effectively market themselves. Our customers generally enter into a short term contract for our corporate communication services ranging from one month to one year with most contracts ranging from one to three months. Generally, fees for our corporate communication services are paid monthly. Payments received in advance of service delivery or publication are deferred and recognized ratably over the term of the contract or as services are performed.

To a much lesser extent, the Company derives revenue from website development and corporate consulting, which consists of preparation of documents related to financing and administration of corporate record books and minutes. Our website development service contracts are generally completed from four to six weeks when the final site is delivered. The Company usually receives a 50% deposit that is deferred and recognized upon final billing which occurs shortly after delivery. Fees for consulting services are recognized as the services are performed. The Company generated no revenue related to website development in 2006 or 2007.

Historically we have provided our services to companies who generate little-to-no revenue up to $50m in revenue. We have received payment for our services in both cash and stock. We believe that offering existing and prospective customers the option of paying in stock, or a combination of stock and cash, enables us to broaden our prospective customer base and enable our customers to leverage their equity as currency, preserving their cash for operational and business development purposes. We recognize revenue on the measurement date based on the fair value of the equity instruments issued as described in EITF 00-8, Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services. In general, our contracts specify a certain number of shares to be issued. However, in practice, the actual number of shares received has varied and is not always the same amount as specified in our contracts. Stock received by the company is generally fully vested, nonforfeitable and contains no performance or market conditions. The measurement date of fair value is based on the close price of the stock on the date the stock legally transfers to the Company.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Note A-Organization and Summary Of Significant Accounting Policies

Cost of Revenues

Cost of revenues is recorded if the cost relates directly to the services the Company sells or its revenue-generating websites, namely microstockprofit.com, msprofit.com, outcastrader.com, microcappulse.com and smallcappulse.com. Cost of revenues consist of subscription fees for access to data feeds of financial and business databases, Internet bandwidth, and direct advertising purchases. Data feeds are a key component of many of the Company’s Financial Software and Content Systems services, as well as a key input into its revenue-generating websites. Bandwidth is consumed by the Company’s revenue-generating websites, and by its e-mail mailing services. Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients’ feature on one of the Company’s websites.

Earnings Per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the "if-converted" method. The Company has no convertible securities outstanding as of December 31, 2007.

Income Taxes

We provide for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between financial reporting and income tax bases of assets and liabilities, using current enacted income tax rates and regulations. These differences will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not. We have capital loss carry forwards and expect our deferred tax assets to be fully recoverable through the reversal of taxable temporary differences in future years as a result of normal business activities.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Note A-Organization and Summary Of Significant Accounting Policies

Income Taxes (Continued)

Effective January 1, 2007, we adopted the provisions of SFAS Interpretation No. 48, Accounting of Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN 48”). Under FIN 48, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our Consolidated Balance Sheets and Statements of Operations.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable

Accounts deemed uncollectible are written off in the year they become uncollectible. As of December 31, 2007 the balance in Accounts Receivable was $63,539.

Advertising Costs

All costs relating to marketing and advertising are expensed in the period incurred. Advertising expense for the year ended December 31, 2007 and 2006 was $2,906 and $1,610, respectively.

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill and other intangible assets arising from an acquisition of a business be periodically assessed for impairment rather than amortized on a straight-line basis. Accordingly, the Company annually reviews the carrying value of this goodwill and other intangible assets to determine whether impairment, as measured by fair market value, may exist. SFAS No. 142 requires that goodwill and other intangible assets be assessed for impairment using fair value measurement techniques. Specifically, goodwill and other intangible asset impairment is determined using a two-step process. The first step of the goodwill and other intangible asset impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit exceeds its carrying amount, then the goodwill and other intangible assets of the reporting unit are not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit's goodwill and other intangible assets with their carrying amount. If the carrying amount of the reporting unit's goodwill and other intangible assets exceeds their implied fair value, then an impairment loss is recognized in an amount equal to that excess.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Note A-Organization and Summary Of Significant Accounting Policies

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the year ended December 31, 2007 or 2006.

Stock-Based Compensation

As of January 1, 2006, we adopted the provisions of SFAS No. 123(R), Accounting for Stock-Based Compensation (“SFAS 123(R)”), which requires companies to recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period. We use the Black-Scholes option valuation model to calculate the fair value disclosures under SFAS 123(R). In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense. We did not grant any stock-based awards in 2007 and 2006.

For common stock issued for services, the Company applies the provisions of EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees. Together, EITF 96-18 and 00-18 address when an entity should measure the fair value of its equity instruments that it grants to non-employees in connection with an arrangement for goods or services and the method employed for recognition of the related expense. To date, common stock granted and issued for services has been issued free of obligation to the recipient and for no consideration. The measurement date for stock awards is based on the date the Company agrees to issue shares valued at the price non-employees are willing to accept as payment in lieu of cash, which, historically, has been the price per share of recent sales of unregistered securities. (See footnote G, Stockholder’s Equity).

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Note A-Organization and Summary Of Significant Accounting Policies

Stock-Based Compensation (Continued)

In the past we have re-issued stock received (“non-Company Stock”) from client companies to outside vendors in exchange for their services to the Company. The services were valued at the market price of the non-Company Stock on the date of transfer to our vendor(s) with resulting gains and losses recorded in the Statement of operations as other income/(expense).

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS Statement No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140 ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2006, the FASB issued SFAS Statement No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and it permits an entity to choose either the Amortization Method or the Fair Value Method for each class of separately recognized servicing assets and servicing liabilities. At its initial adoption, the Statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115. This Statement is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, Accounting for Income Taxes. This interpretation prescribes recognition of threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. We have adopted FIN 48 effective January 1, 2007 and there is no impact of adopting FIN 48 on our financial statements.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements (“SFAS 157”). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. We have adopted SFAS 157 effective January 1, 2007.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to accumulate other comprehensive income in shareholders’ equity. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company’s fiscal year end. The Company does not believe that this recent accounting pronouncement will have a material impact on its financial position or results of operations.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We have adopted SFAS 159 effective January 1, 2007. The Company currently has no eligible items to elect this option other than marketable securities described in Note B. The Company intends to evaluate any future potential eligible items on an instrument by instrument basis.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 141R on its consolidated financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 160 on its consolidated financial statements.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

NOTE B - MARKETABLE SECURITIES

The components of our marketable securities as of December 31, 2007 and 2006 are as follows:

As of December 31, 2007	Restricted Stock			Unrestricted Stock
Investee name (Symbol)	City Loan, Inc. (formerly Enigma Software) (CIYL.OB)	Marmion (MMIO.OB)	Total Restricted Stock	Titanium Group LTD (TTNUF.OB)	Bio Solutions Manufacturing, Inc. (BSLM.OB)	Total Unrestricted Stock	Total Restricted & Unrestricted Stock
Shares	400,000	10,000,000		96,400	996,600
% of common stock outstanding	6.3%	11.0%		0.2%	1.6%
Cost basis measurement date	8/1/2007	11/8/2007		10/26/2006	11/23/2007
Cost basis share price	$0.2000	$0.0110		$0.6200	$0.0800
Cost basis	$80,000	$110,000	$190,000	$59,768	$79,728	$139,496	$329,496

Stock price on 12/31/2007	$0.0300	$0.0070		$0.0800	$0.0320
Restriction adjustment:
3 year stock price volatility	48.89%	50.75%		0.00%
Per share price adjustment	$(0.0140)	$(0.0040)		$-	$-
Per share adjusted fair value	$0.0160	$0.0030		$0.0800	$0.0320

Per share gain/(loss)	$(0.1840)	$(0.0080)		$(0.5400)	$(0.0480)

Unrealized gain/(loss) due to:
Change in quoted price	$(68,000)	$(40,000)	$(108,000)	$(52,056)	$(47,837)	$(99,893)	$(207,893)
Restriction	$(5,600)	$(40,000)	$(45,600)	$-	$-	$-	$(45,600)
Total unrealized loss	$(73,600)	$(80,000)	$(153,600)	$(52,056)	$(47,837)	$(99,893)	$(253,493)
Fair value	$6,400	$30,000	$36,400	$7,712	$31,891	$39,603	$76,003

As of December 31, 2006	Unrestricted Stock
Investee name (Symbol)	Titanium Group LTD (TTNUF.OB)	Web2 Corp. (WBTO.PK)	Challenger Powerboats, Inc. (CPBXQ.PK)	Total Unrestricted Stock
Shares	199,000	65,000	10,000
% of common stock outstanding	0.4%	0.1%	0.2%
Cost basis measurement date	10/26/2006	9/12/2006	12/1/2006
Cost basis share price	$0.6200	$1.2996	$0.0400
Cost basis	$123,380	$84,474	$400	$208,255

Stock price on 12/31/2006	$0.5000	$2.0300	$0.0375

Per share gain/(loss)	$(0.1200)	$0.7304	$(0.0025)

Unrealized gain/(loss)	$(23,880)	$47,476	$(25)	$23,570
Fair value	$99,500	$131,950	$375	$231,825

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Investments in securities classified as trading are reported at fair value, with unrealized gains or losses reported in other income/(expense) in our consolidated statements of operations. Common stock and restricted stock consists of trading securities with readily determinable values and are valued based on the closing price of the related stock on the balance sheet date. The value of our restricted stock is further adjusted for the restriction. As of December 31, 2007, our restricted stock had unrealized losses totaling $153,600 of which $108,000 is related solely to the change in the fair market value based on the change in the current quoted stock price compared to our cost basis, and $45,600 related to the restriction on sale of the securities.

We have adopted SFAS 157, Fair Value Measurements, effective January 1, 2007 or one year early in order to facilitate ease of implementation and improved disclosure. As a result of our early adoption, the Company recognized an additional $45,600 in unrealized loss related to our restricted securities for the year ended December 31, 2007. The effect of early adoption was to reduce the value of restricted securities on the face of our balance sheet from $82,000 to $36,400 as of December 31, 2007. The Company did not hold restricted stock as of December 31, 2006.

As of December 31, 2007, the City Loan stock price decreased by 85% from our cost basis of $0.20 to $0.03. We evaluated the stock for potential further price declines. We noted that in July, City Loan issued 25 million warrants (representing approximately 391% of the December 31, 2007 common stock outstanding) with an exercise price of $0.01, and has experienced significant recurring losses. We calculated the three-year price volatility of 48.89% and determined that the volatility appeared to be an acceptable proxy for further declines in the value. We adjusted our City Loan restricted stock down by 48.89% or $5,600 to an estimated fair value of $6,400.

As of December 31, 2007, the Marmion stock price decreased 36% from our cost basis of $0.011 to $0.007. We evaluated the stock for potential further price declines. We noted that Marmion has experienced significant recurring losses, we have 10 million shares or approximately 23x the average daily trading volume of Marmion stock (436,407 average shares traded per day) from January 1, 2007 through December 31, 2007, as of December 31, 2007, $153,000 of the principal and $37,218 of accrued interest on a related party note payable had been converted to 37,000,000 shares, or $0.005 per share, as of December 31, 2007, $89,943 of Marmion’s $3 million convertible note principal had been converted to 14,846,497 shares, or $0.006 per share. We calculated the three-year price volatility of 50.75% and determined that the volatility appeared to be an acceptable proxy for further declines in the value. We adjusted our Marmion restricted stock down by 50.75% or $40,000 to an estimated fair value of $30,000.

All of our marketable securities were received from customers in exchange for our services. As such, pursuant to SFAS 95, Statement of Cash Flows, we classify all of our marketable securities realized and unrealized gains and losses as an operating activity on our Statement of Cash Flows.

NOTE C – ACCOUNTS RECEIVABLE

As of December 31, 2007 and 2006, the accounts receivable balance of $63,539 and $0, respectively is reported gross without offset of an allowance. Uncollectible accounts are written off in the year they become uncollectible.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

NOTE D – FIXED ASSETS

As of December 31, 2007 and 2006, fixed assets consisted of the following:

	2007	2006
Computer hardware	$12,416	$-
Furniture & fixtures	1,385	-
Computer software	1,700	-
	15,501	-
Accumulated depreciation	(2,154)	-
Fixed assets, net	$13,347	$-

Depreciation expense for the year ended December 31, 2007 and 2006 was $2,154 and $0, respectively.

NOTE E – INTANGIBLE ASSETS

On July, 1, 2007, the Company purchased from its founders the following, fully functional and running websites: Microstockprofit.com, Msprofit.com, OutcastTrader.com, Microcappulse.com, and SmallPapPulse.com for 2,500,000 shares of common stock valued at $0.125 per share or $312,500. The websites require periodic maintenance and updating in order to maintain their competitiveness. These costs can be significant relative to their carrying costs and are expensed as incurred. Thus, pursuant to SFAS 142, Goodwill and Other Intangible Assets, the Company is amortizing these assets using the straight-line method over seven years. In addition, the Company performs an annual assessment to determine if the carrying value of these assets has been impaired. For the year ended December 31, 2007, amortization expense was $22,322.

NOTE F—COMMITMENTS

As of December 31, 2007, the Company had no commitments.

NOTE G – STOCKHOLDERS EQUITY

At inception on September 9, 2005, the Company granted 10,000,000 shares to the founders at par, or $.001 per share.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

During the year ended December 31, 2006, the Company granted 144,000 shares in exchange for $18,000 of services valued at $0.125 per share or the price at which the Company received cash in exchange for its common stock early in 2007 as described below.

During the year ended December 31, 2007, the Company 1) converted $26,000 of debt at $0.125 per share of common stock in exchange for 208,000 shares; 2) received non-employee services valued at $0.125 or $4,405 in exchange for 35,240 shares of common stock; 3) exchanged 1,847,917 shares of common stock for $0.195 per share or $360,625 of accrued salary; 4) received ownership of certain websites valued at $312,500 in exchange for 2,500,000 shares; and 5) received 3,625,000 net shares of founders stock back from the founders in order to improve the Company’s capital structure (Mr. Flowers and Ms. Clark each returned 2 million shares out-of-which 375,000 shares were reissued to parties related to Mr. Flowers.).

Service providers willing to accept shares in lieu of cash received stock valued at $0.125 for a 37.5% discount to the $0.20 recently received by the Company pursuant to our January 10, 2008 private placement memorandum.

As of December 31, 2007, as per the above, the Company was obligated to issue 11,110,157 shares of common stock. As of December 31, 2007 and 2006, no shares have been issued but have been included in earnings per share on an “as-if” issued, weighted average basis.

NOTE H—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information. This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of December 31, 2007 or 2006.

NOTE I— INCOME TAXES

The income tax provision from continuing operations consists of the following for the years ended December 31, 2007 and 2006:

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

NOTE I— INCOME TAXES (Continued)

	2007	2006
Income (loss) from operations	$195,900	$(123,448)

Current
Federal	9,002	1,296
State	-	-
Current tax provision (benefit)	$9,002	$1,296

Deferred
Federal	-	-
State	-	-
Deferred tax (provision) benefit	-	-
Total provision for income taxes	9,002	1,296

The reconciliation of income taxes computed at the federal statutory income tax rate applicable to the Company during 2007 to total income taxes for the period from inception through December 31, 2007 is as follows:

	2007	2006
Income tax computed at the federal statutory rate	15.0%	15.0%
State income tax, net of federal tax benefit	0.0%	0.0%
Meals & entertainment	-2.1%	0.0%
Valuation allowance	0.0%	0.0%
Nondeductible expenses and other	-8.3%	-13.9%
Effective tax rate on operations	4.6%	1.1%

Deferred tax assets (liabilities) are comprised of the following at December 31, 2007 and 2006:

	2007	2006
Deferred tax assets (liabilities):
Capital loss carryforward	7,143	-
Depreciation	114	-
Restricted stock revenue	(15,960)
Share based compensation	22,161	-
Net deferred tax assets	13,458	-
Deferred tax asset valuation allowance	(13,458)	-
Net deferred tax asset	-	-

Deferred income tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amount recognized for income tax purposes. The Company recognizes deferred tax assets if it is more likely than not that a benefit will be realized.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

NOTE I— INCOME TAXES (Continued)

At December 31, 2007, the Company had capital loss carryforwards of $47,620 that expire in 2013, $147,739 of share based compensation related to the issuance of restricted stock and $190,000 received in restricted stock for services performed which were not includable in the computation of taxable income. The company has increased its valuation allowance by the full amount of the deferred tax asset. Due to past losses and a limited operating history, we could not determine if it was more likely than not that the deferred tax asset would be realized.

The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. As of the date of adoption of FIN 48, the Company did not have any accrued interest or penalties associated with any unrecognized tax benefits.

The Company files income tax returns in the U.S. federal jurisdiction. The Company has not been audited by the Internal Revenue Service.  The Company does not believe there will be any material changes in its unrecognized tax positions over the next twelve months.

NOTE J – EARNINGS PER COMMON SHARE (EPS)

Basic EPS is calculated by dividing net income by the weighted average number of common shares. Diluted EPS is calculated by dividing net income by the weighted average number of common shares, including the dilutive effect of potential common shares outstanding during the period. The dilutive effect of potential common shares, consisting of outstanding stock options and restricted stock, is calculated using the treasury stock method. The Company has no potential common shares outstanding as of December 31, 2007

Earnings per common share are calculated as follows:

	Year Ended December 31,
	2007	2006
Net income (loss)	$(135,963)	$(94,840)

Basic weighted average number of common shares outstanding	11,248,100	10,107,967
Effect of dilutive securities	-	-
Diluted weighted average number of shares outstanding	11,248,100	10,107,967

Basic earnings (loss) per common share	$(0.01)	$(0.01)

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

NOTE K —REVENUE

In some instances, we provided services to clients in exchange for restricted and unrestricted common stock of the client. We measure the fair value of the equity instrument based on the closing price of the related stock on the date the stock is legally transferred to the Company. The following table represents the percentage of revenue earned from the receipt of stock:

	For the Year Ended December 31,
	2007	2006
Revenue from:
Cash payments	$515,289	$106,250
Unrestricted stock	189,750	439,750
Restricted stock	190,000	-
Total revenue	$895,039	$546,000

Percent of revenue from:
Cash payments	58%	19%
Unrestricted stock	21%	81%
Restricted stock	21%	0%
Total revenue	100%	100%

Cash receipts from the sale of:
Unrestricted stock	$221,104	$262,290
Restricted stock	-	-
	$221,104	$262,290

During the years ended December 31, 2007 and 2006, the company received $379,750 or 42% of revenue and $439,750 or 81% of revenue, respectively, in restricted and unrestricted shares of client companies. Year-over-year we received $60,000 less in stock for our services and improved our cash billings from 19% to 58% of total revenue due primarily to the Company requiring more cash payments compared to stock payments from customers in order for the Company to be better able to meet its direct costs with more certainty.

During the years ended December 31, 2007 and 2006, the Company did not receive cash from the sale of restricted stock or previously restricted stock.

NOTE L —GOING CONCERN

As shown in the accompanying audited financial statements, the Company has suffered recurring losses to date. Since inception, we have experienced losses of $230,803. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.

Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

NOTE M – RESTATEMENT

We have restated our December 31, 2007 and 2006 financial statements from those originally reported in our S-1 filed with the Securities and Exchange Commission (“SEC”) on June 9, 2008 in response to a comment letter dated July 8, 2008. We made changes to the financial statements for fiscal 2007 and 2006 in our S-1/A filed with the SEC on August 6, 2008, but failed to provide this restatement footnote and indication on the financial statements that they had been restated. Following are the changes that were made:

Presentation and Format Changes

We consolidated our 2006 and 2007 financial statements to enhance comparability resulting in one set of financial statements for both years compared to two sets prior to addressing SEC comments. This resulted in changes to the presentation of the following:

a)
2006 Balance Sheet – Liability accounts – We eliminated “Bank overdraft”, added “Accrued payroll” and “Income taxes payable”. No changes to the total current liabilities were made, only breaking the amount out to be consistent with 2007 as a result of combining 2006 and 2007.

b)	2007 and 2006 Statements of Operations –

1)
2006 Operating Expenses – To be consistent with the 2007 financial statements, the amounts for “Personnel” ($379,267), Professional fees” ($30,051), and “General and administrative” ($10,782) (per the original S-1 June 9, 2008) less $59.00 (reclassified to provision for income taxes from $1,237 (S-1) to $1,296 (S-1/A)) were consolidated into “General and administrative” expense ($420,041).

2)	2007 and 2006 Net (loss) per common share basic and diluted – We revised our EPS to reflect the nearest penny from 1/100th of a dollar.
3)
2007 and 2006 Other Comprehensive Income – We eliminated the presentation of unrealized gains and losses from marketable securities as other comprehensive income on our Statement of Operations and reflected the unrealized gain (loss) as other income/(expense) as a result of our adoption of SFAS 157 and 159.

c)
2007 Statement of Cash Flows – In our cash flow statement, we reclassified “Proceeds from the sale of marketable securities” to operating activities from investing activities since the proceeds relate to the sale of stock received as revenue, which is an operating activity.

Adjustments to the Financial Statements

The following adjustments were made to our December 31, 2007 financial statements (No adjustments were made to our 2006 financial statements):

a)
2006 Statement of Operations – 2006 weighted average common shares outstanding basic and diluted – We reduced the weighted average shares outstanding as of December 31, 2006 from 10,144,000 to 10,107,967, a difference of 36,033, or 0.355% as a result of re-reviewing our calculations.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

b)
We recorded a reduction in the value of our restricted stock of $45,600 from a value of $82,000 to $36,400 as of December 31, 2007 resulting in a decrease in our marketable securities from $121,603 (S-1) to $76,003 (S-1/A) and an increase in unrealized losses from $229,953 to $275,553.

c)
We recorded amortization of $22,322 related to our websites that was not previously recorded in 2007. This resulted in a decrease of intangible assets on our 2007 balance sheet from $312,500 to $290,178. Also, we created a separate account on the Statement of Operations to break out Depreciation & Amortization which included $2,154 (reducing General and administrative expense) of depreciation and $22,322 of amortization for a total of $24,476.

d)	We eliminated the presentation of the number of shares in our Statement of Stockholders Equity since no shares had been issued as of December 31, 2007.

e)
We prepared our 2007 taxes after filing our S-1 resulting in an understatement of provision for income taxes by $9,002, which we recorded for the S-1/A. Also, $620 previously recorded as G&A expense was in fact, a prepayment of income taxes. The effect of these changes was to increase our provision for income taxes and income taxes payable by $9,002 and reclassify $620 from G&A expense to Income taxes payable leaving a balance of income taxes payable of $8,382. The income taxes payable account was not previously displayed as no such payable existed as of filing the original S-1.

f)
We eliminated the $312,500 related to the purchase of our websites in exchange for common stock in our 2007 Statement of Cash Flows financing and investing activities for the year ended December 31, 2007 where the amount was represented as an increase from financing activities and a decrease from investing activities. The effect of this elimination was zero to our 2007 financial statements.

In summary the above changes resulted in an increase of $76,303 ($45,600 restricted stock valuation adjustment; $22,322 intangible asset amortization, $9,002 provision for income taxes less $620 reclassified from G&A to income taxes payable) to our 2007 net loss from $59,660 (S-1) to $135,963 (S-1/A). No adjustments were recorded for 2006.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Outcast, Inc.
Balance Sheet (Restated)
As of December 31, 2007 and 2006

	2007	2007	2007
		(Originally
	(Restated)	Reported)	(Difference)

ASSETS
Current Assets
Cash	$97,282	$97,282	$-
Marketable securities at fair value (Note B)	76,003	121,603	(45,600)
Accounts receivable (Note A & C)	63,539	63,539	-
Prepaid expenses	5,000	5,000	-
Total Current Assets	241,824	287,424	(45,600)

Fixed assets, net (Note D)	13,347	13,347	-
Intangible assets, net (Note E)	290,178	312,500	(22,322)
Total Assets	$545,349	$613,271	$(67,922)

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued expenses	17,626	17,627	(1)
Accrued payroll	28,514	28,514	-
Income taxes payable	8,382	-	8,382
Total Current Liabilities	54,522	46,141	8,381

Total Liabilities	54,522	46,141	8,381

Stockholder's Equity (Note G)
Preferred stock, par value $.001, 10,000,000 shares authorized; none issued and outstanding at December 31, 2007 or 2006	-	-	-

Common stock, par value $.001, 65,000,000 shares authorized; none issued and outstanding at December 31, 2007 or 2006	-	-	-
Common stock payable	721,630	721,630	-
Additional paid-in capital	-	-	-
Accumulated deficit	(230,803)	(154,500)	(76,303)
Total Stockholder's Equity	490,827	567,130	(76,303)
Total Liabilities and Stockholder's Equity	$545,349	$613,271	$(67,922)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Outcast, Inc.
Statements of Operation (Restated)
For the Years Ended December 31, 2007 and 2006

	For the year Ended December 31,
	2007			2006
		(Originally			(Originally
	(Restated)	Reported)	(Difference)	(Restated)	Reported)	(Difference)
REVENUE & COST OF SALES
Net revenue	$895,039	$895,039	$-	$546,000	$546,000	$-
Cost of sales	290,300	290,300	-	247,738	247,738	-
Gross profit	604,739	604,739	-	298,262	298,262	-

OPERATING EXPENSES
General and administrative	381,457	384,231	(2,774)	420,041	420,100	(59)
Sales and marketing	2,906	2,907	(1)	1,610	1,610	-
Depreciation & amortization	24,476	-	24,476	-	-	-
Total operating expenses	408,839	387,138	21,701	421,651	421,710	(59)
Income (loss) from operations	195,900	217,601	(21,701)	(123,389)	(123,448)	59

OTHER INCOME/(EXPENSE)
Interest and dividend income	447	447	-	177	177
Interest expense	(135)	(135)	-	-	-
Realized gain (loss) on marketable securities, net	(47,620)	(47,620)	-	6,098	6,098
Unrealized gain (loss) on marketable securities, net	(275,553)	(229,953)	(45,600)	23,570	2,357
Total other income (expense)	(322,861)	(277,261)	(45,600)	29,845	8,632	-
Earnings (loss) before taxes	(126,961)	(59,660)	(67,301)	(93,544)	(114,816)	59
Income taxes	(9,002)	-	(9,002)	(1,296)	(1,237)	(59)
NET LOSS	$(135,963)	$(59,660)	$(76,303)	$(94,840)	$(116,053)	$-

Net (loss) per common share basic and diluted	$(0.01)	$(0.005)	$(0.007)	$(0.01)	$(0.011)	$0.002
Weighted average common shares outstanding basic and diluted	11,248,100	11,248,100	-	10,107,967	10,144,000	(36,033)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Outcast, Inc.
Statement of Stockholder's Equity (Restated)
For the Years Ended December 31, 2007 and 2006

	For the Year Ended December 31, 2007			For the Year Ended December 31, 2006
		(Originally			(Originally
	(Restated)	Reported)	(Difference)	(Restated)	Reported)	(Difference)

Common Stock:
Grant of common stock for services
Shares	-	1,883,157	(1,883,157)	-	144,000	(144,000)
Amount	$-	$-	$-	$-	$-	$-
Payable	$365,030	$365,030	$-	$18,000	$18,000	$-
Additional paid in capital	$-	$-	$-	$-	$-	$-
Grant of common stock for assets
Shares	-	2,500,000	(2,500,000)	-	-	-
Amount	$-	$-	$-	$-	$-	$-
Payable	$312,500	$312,500	$-	$-	$-	$-
Additional paid in capital	$-	$-	$-	$-	$-	$-
Sale of common stock
Shares	-	208,000	(208,000)	-	-	-
Amount	$-	$-	$-	$-	$-	$-
Payable	$26,000	$26,000	$-	$-	$-	$-
Additional paid in capital	$-	$-	$-	$-	$-	$-
Founders shares returned	-	(3,625,000)	3,625,000	-	-	-
Net loss	$(135,963)	$(59,660)	$(76,303)	$(94,840)	$(94,840)	$-
Prior period
Common stock	-	10,144,000	(10,144,000)	-	10,000,000	(10,000,000)
Common stock payable	$18,100	$18,100	$-	$100	$100	$-
Accumulated deficit	$(94,840)	$(94,840)	$-
Total shareholder's equity	$490,827	$567,130	$(76,303)	$(76,740)	$(76,740)	$-

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2007 and 2006

Outcast, Inc.
Statements of Cash Flows (Restated)
For the Years Ended December 31, 2007 and 2006

	For the year Ended December 31,
	2007			2006
		(Originally			(Originally
	(Restated)	Reported)	(Difference)	(Restated)	Reported)	(Difference)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(135,963)	$(59,660)	$(76,303)	$(94,840)	$(94,840)	$-
Adjustments to reconcile net income/loss
to net cash (used in) provided by operating activities:
Depreciation & amortization	24,476	2,154	22,322	-	-	-
Common stock issued for services	365,030	365,030	-	18,000	18,000	-
Unrealized (gain) loss on marketable securities	275,553	229,953	45,600	(23,570)	(23,570)	-
Realized (gain) loss on marketable securities	47,620	47,620	-	(6,098)	(6,098)	-
Marketable securities received for payment of services	(379,750)	(379,750)	-	(439,750)	(439,750)	-
Proceeds from the sale of marketable securities	221,104	-	221,104	262,290	-	262,290
CHANGES IN CURRENT ASSETS AND LIABILITIES:
Increase (decrease) in current assets:
Accounts receivable	(63,539)	(63,539)	-	-		-
Prepaid expenses	(5,000)	(5,000)	-	-		-
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	(59,894)	(61,189)	1,295	77,520	322,983	(245,463)
Accrued payroll	(215,653)	(215,653)	-	244,167		244,167
Income taxes	7,086	-	7,086	1,296		1,296
NET CASH PROVIDED (USED) FOR OPERATING ACTIVITIES	81,070	(140,034)	221,104	39,015	(223,275)	262,290

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from the sale of marketable securities	-	221,104	(221,104)		262,290	(262,290)
Purchase of marketable securities	(8,705)	(8,705)	-	(24,697)	(24,697)	-
Acquisition of furniture and equipment	(15,501)	(15,501)	-	-	-	-
Acquisition of intangible assets	-	(312,500)	312,500	-	-	-
NET CASH PROVIDED (USED) FOR INVESTING ACTIVITIES	(24,206)	(115,602)	91,396	(24,697)	237,593	(262,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of stock for asset purchase	-	312,500	(312,500)	-	-	-
Proceeds from the sale of common stock	26,000	26,000	-	-	-	-
NET CASH PROVIDED (USED) FOR FINANCING ACTIVITIES	26,000	338,500	(312,500)	-	-	-

NET INCREASE/(DECREASE) IN CASH	82,864	82,864	-	14,318	14,318	-
CASH, beginning of period	14,418	14,418	-	100	100	-
CASH, end of period	$97,282	$97,282	$-	$14,418	$14,418	$-

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.

Unaudited Financial Statements

For the Three and Six Months Ended
June 30, 2008

TABLE OF CONTENTS

Page

Balance Sheet as of June 30, 2008 (Unaudited)	F–32

Statements of Operation for the three and six months Ended June 30, 2008 and 2007 (Unaudited)	F–33

Statements of Stockholders Equity for the year ended December 31, 2007 and six months ended June 30, 2008 (Unaudited)	F–34

Statements of Cash Flows for the three and six months Ended June 30, 2008 and 2007 (Unaudited)	F–35

Notes to the Financial Statements	F–36–F53

Outcast, Inc.
Balance Sheet (Unaudited)
As of June 30, 2008

ASSETS
Current Assets
Cash	$41,492
Marketable securities at fair value (Note B)	246,492
Accounts receivable (Note A & C)	179,840
Prepaid expenses	2,507
Total Current Assets	470,331

Fixed assets, net (Note D)	12,371
Intangible assets, net (Note E)	267,857
Total Assets	$750,559

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable and accrued expenses	22,708
Accrued payroll	28,257
Deferred revenue (Note F)	125,170
Income taxes payable	8,382
Total Current Liabilities	184,517

Total Liabilities	184,517

Stockholder's Equity (Note G)
Preferred stock, par value $.001, 10,000,000 shares authorized; none issued and outstanding at December 31, 2007 or 2006	-

Common stock, par value $.001, 65,000,000 shares authorized; issued and outstanding 12,483,557 at June 30, 2008	12,484
Common stock payable	60,000
Additional paid-in capital	983,826
Accumulated deficit	(490,268)
Total Stockholder's Equity	566,042
Total Liabilities and Stockholder's Equity	$750,559

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Operation (Unaudited)
For the Three and Six Months Ended June 30, 2008

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
REVENUE & COST OF SALES
Net revenue	$373,511	$37,750	$732,820	$57,750
Cost of sales	190,518	13,590	323,256	58,814
Gross profit	182,993	24,160	409,564	(1,064)

OPERATING EXPENSES
General and administrative	119,233	60,397	519,409	128,808
Sales and marketing	7,342	-	13,090	-
Depreciation & amortization	12,409	-	24,794	-
Total operating expenses	138,984	60,397	557,293	128,808
Income (loss) from operations	44,009	(36,237)	(147,729)	(129,872)

OTHER INCOME/(EXPENSE)
Interest and dividend income	44	45	177	66
Interest expense	(6)	-	(6)	(135)
Realized gain (loss) on marketable securities	(53,134)	573	(143,963)	24,302
Unrealized gain (loss) on marketable securities	(53,690)	(38,176)	32,056	(104,871)
Total other income (expense)	(106,786)	(37,558)	(111,736)	(80,638)
Earnings (loss) before taxes	(62,777)	(73,795)	(259,465)	(210,510)
Income taxes	-	(620)	-	(620)
NET LOSS	$(62,777)	$(74,415)	$(259,465)	$(211,130)

Net (loss) per common share basic and diluted	$(0.00)	$(0.01)	$(0.02)	$(0.02)
Weighted average common shares outstanding:
Basic and diluted	12,711,190	10,253,523	12,524,390	10,198,761

The average shares listed below were not included in the computation of diluted losses per share because to do so would have been antidilutive for the periods presented:
Warrants	85,000	-	81,222	-

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statement of Stockholder's Equity
For the Year Ended December 31, 2007 and the Six Months Ended June 30, 2008 (Unaudited)

							Deficit
							Accumulated
	Preferred Stock		Common Stock			Additional	during the	Total
	Number of		Number of			Paid-in	Developmental	Stockholders'
	Shares	Amount	Shares	Amount	Payable	Capital	Stage	Equity
BALANCES December 31, 2006	-	$-	-	$-	$18,100	$-	$(94,840)	$(76,740)

Grant of common stock for services					365,030			365,030
Grant of common stock for assets					312,500			312,500
Sale of common stock					26,000			26,000
Net loss							(135,963)	(135,963)
BALANCES December 31, 2007	-	$-	-	$-	$721,630	$-	$(230,803)	$490,827

Issuance of prior year stock payable			11,110,157	11,110	(721,630)	710,520		-
Issuance of common stock for services			1,338,400	1,339		266,341		267,680
Sale of common stock			35,000	35	60,000	6,965		67,000
Net loss							(259,465)	(259,465)
BALANCES June 30, 2008	-	$-	12,483,557	$12,484	$60,000	$983,826	$(490,268)	$566,042

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

Outcast, Inc.
Statements of Cash Flows (Unaudited)
For the Three and Six Months Ended June 30, 2008

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(62,777)	$(74,415)	$(259,465)	$(211,131)
Adjustments to reconcile net income/loss
to net cash (used in) provided by operating activities:
Depreciation & amortization	12,409		24,794
Common stock issued for services	2,400	4,405	267,680	4,405
Non company stock issued for services	55,000		133,179
Unrealized (gain) loss on marketable securities	53,690	38,176	(32,056)	104,871
Realized (gain) loss on marketable securities	53,134	(573)	143,963	(24,302)
Marketable securities received for payment of services	(433,605)	(37,750)	(626,355)	(37,750)
Proceeds from the sale of marketable securities	163,535	5,773	210,779	138,024
CHANGES IN CURRENT ASSETS AND LIABILITIES:
Increase (decrease) in current assets:
Accounts receivable	(39,302)		(116,301)
Prepaid expenses	(2,507)		2,493
Increase (decrease) in current liabilities:
Accounts payable and accrued expenses	14,918		5,082	(76,224)
Accrued payroll	-		(257)	107,500
Deferred revenue	125,170	53,751	125,170
Income taxes	-		-	(1,296)

NET CASH PROVIDED (USED) FOR OPERATING ACTIVITIES	(57,935)	(10,633)	(121,294)	4,097

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of marketable securities	-	(1,895)	-	(8,705)
Acquisition of furniture and equipment	-		(1,496)

NET CASH PROVIDED (USED) FOR INVESTING ACTIVITIES	-	(1,895)	(1,496)	(8,705)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the sale of common stock	60,000	26,000	67,000	26,000

NET CASH PROVIDED (USED) FOR FINANCING ACTIVITIES	60,000	26,000	67,000	26,000

NET INCREASE/(DECREASE) IN CASH	2,065	13,472	(55,790)	21,392
CASH, beginning of period	39,427	22,338	97,282	14,418
CASH, end of period	$41,492	$35,810	$41,492	$35,810

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
CASH PAID DURING THE PERIODS FOR:
Taxes paid	$-	$-	$-	$-
Interest paid	$-	$-	$-	$-

NON-CASH OPERATING ACTIVITIES:
Value of Common Stock granted in exchange for services	$2,400	$4,405	$267,680	$4,405
Value of Marketable Securities received for payment of services	$433,605	$37,750	$626,355	$37,750

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Basis of Presentation

The unaudited financial statements of Outcast, Inc. as of June 30, 2008 and for the three and six month periods ended June 30, 2008 and 2007 have been prepared in accordance with accounting principles generally accepted in the United States for interim financial reporting. Accordingly, they do not include all of the disclosures required by accounting principles generally accepted in the United States for complete financial statements and should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2007. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for the entire year.

Organization

Outcast, Inc. (the “Company”) was formed on September 9, 2005 in the state of Nevada to provide equity and economic market information and awareness solutions to public companies for the investing public.

Summary of Significant Accounting Principles

Basis of Presentation

The financial statements included herein were prepared under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Marketable Securities

The Company reports its investment in marketable securities under the provisions of SFAS115, Accounting for Certain Investments in Debt and Equity Securities, as amended by SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities. Pursuant to SFAS 115, securities which are classified as "trading securities" are recorded on the Company's balance sheet at fair market value, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period. Pursuant to FAS 159, securities which are classified as "available for sale" are also reported at fair market value and classified as trading securities, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Marketable Securities (Continued)

The Company reports restricted marketable securities under the provisions of SFAS 157, Fair Value Measurements. Restricted marketable securities fair market value is determined based on the close price on the balance sheet date adjusted for the restriction contained in the shares. Restricted marketable securities are recorded on the Company's balance sheet at fair market value after adjustments for the restriction, with the resulting unrealized gain or loss reflected in the Company's statement of operations in the current period.

Management’s Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The financial statements above reflect all of the costs of doing business.

Revenue Recognition Policy

Pursuant to SAB No. 104, Revenue Recognition, revenue for our services is recognized when all of the following criteria are satisfied: (i) persuasive evidence of an arrangement exists; (ii) the price is fixed or determinable; (iii) collectibility is reasonably assured; and (iv) services have been performed.

Our revenue has primarily been derived from corporate communications services for publicly traded companies and generally includes the development of research reports, company newsletters and other marketing materials that are communicated and published for the viewing public on our websites Microstockprofit.com, Msprofit.com, OutcastTrader.com, Microcappulse.com, and/or SmallCapPulse.com, emailed to our proprietary contact database or mailed. Customers generally require a combination of services and communication methods to effectively market themselves. Our customers generally enter into a short-term contract for our corporate communication services ranging from one month to one year with most contracts ranging from one to three months. Generally, fees for our corporate communication services are paid monthly. Payments received in advance of service delivery or publication are deferred and recognized ratably over the term of the contract or as services are performed.

To a much lesser extent, the Company derives revenue from website development and corporate consulting, which consists of preparation of documents related to financing and administration of corporate record books and minutes. Our website development service contracts are generally completed from four to six weeks when the final site is delivered. The Company usually receives a 50% deposit that is deferred and recognized upon final billing which occurs shortly after delivery. Fees for consulting services are recognized as the services are performed.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Revenue Recognition Policy (Continued)

Historically we have provided our services to companies who generate little-to-no revenue up to $50m in revenue. We have received payment for our services in both cash and stock. We believe that offering existing and prospective customers the option of paying in stock, or a combination of stock and cash, enables us to broaden our prospective customer base and enable our customers to leverage their equity as currency, preserving their cash for operational and business development purposes. We recognize revenue on the measurement date based on the fair value of the equity instruments issued as described in EITF 00-8, Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services. In general, our contracts specify a certain number of shares to be issued. However, in practice, the actual number of shares received has varied and is not always the same amount as specified in our contracts. Stock received by the company is generally fully vested, nonforfeitable and contains no performance or market conditions. The measurement date of fair value is based on the close price of the stock on the date the stock legally transfers to the Company.

Cost of Revenues

Cost of revenues is recorded if the cost relates directly to the services the Company sells or its revenue-generating websites, namely microstockprofit.com, msprofit.com, outcastrader.com, microcappulse.com and smallcappulse.com. Cost of revenues consist of labor and consulting fees, subscription fees for access to data feeds of financial and business databases, Internet bandwidth, direct advertising purchases. Data feeds are a key component of many of the Company’s Financial Software and Content Systems services, as well as a key input into its revenue-generating websites. Bandwidth is consumed by the Company’s revenue-generating websites, and by its e-mail mailing services. Direct advertising purchases relate to Internet advertising purchases for the purpose of promoting a client or clients’ feature on one of the Company’s websites.

Earnings Per Common Share

The Company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings (loss) per share. Basic loss per share is calculated using the weighted average number of common shares outstanding in the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using the “treasury stock” method and convertible securities using the "if-converted" method.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Income Taxes

We provide for income taxes pursuant to the liability method as prescribed in SFAS No. 109, Accounting for Income Taxes. The liability method requires recognition of deferred income taxes based on temporary differences between financial reporting and income tax bases of assets and liabilities, using current enacted income tax rates and regulations. These differences will result in taxable income or deductions in future years when the reported amount of the asset or liability is recovered or settled, respectively. Considerable judgment is required in determining when these events may occur and whether recovery of an asset is more likely than not. We have capital loss carry forwards and expect our deferred tax assets to be fully recoverable through the reversal of taxable temporary differences in future years as a result of normal business activities.

Effective January 1, 2007, we adopted the provisions of SFAS Interpretation No. 48, Accounting of Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN 48”). Under FIN 48, we must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. We measure the tax benefits recognized in the financial statements from such a position based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The application of income tax law is inherently complex. Laws and regulations in this area are voluminous and are often ambiguous. As such, we are required to make many subjective assumptions and judgments regarding our income tax exposures. Interpretations of and guidance surrounding income tax law and regulations change over time and may result in changes to our subjective assumptions and judgments which can materially affect amounts recognized in our Consolidated Balance Sheets and Statements of Operations.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Accounts Receivable

Accounts deemed uncollectible are written off in the year they become uncollectible. As of June 30, 2008 the balance in Accounts Receivable was $179,840.

Advertising Costs

All costs relating to marketing and advertising are expensed in the period incurred. Advertising expense for the three and six months ended June 30, 2008 was $7,342 and $13,090, respectively. The Company did not incur any advertising expense for the three and six months ended June 30, 2007.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Goodwill and Other Intangible Assets

The Company accounts for goodwill and other intangible assets in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. This statement requires that goodwill and other intangible assets arising from an acquisition of a business be periodically assessed for impairment rather than amortized on a straight-line basis. Accordingly, the Company annually reviews the carrying value of this goodwill and other intangible assets to determine whether impairment, as measured by fair market value, may exist. SFAS No. 142 requires that goodwill and other intangible assets be assessed for impairment using fair value measurement techniques. Specifically, goodwill and other intangible asset impairment is determined using a two-step process. The first step of the goodwill and other intangible asset impairment test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount. If the fair value of a reporting unit exceeds its carrying amount, then the goodwill and other intangible assets of the reporting unit are not considered to be impaired and the second step of the impairment test is unnecessary. If the carrying amount of a reporting unit exceeds its fair value, the second step of the impairment test is performed to measure the amount of impairment loss, if any. The second step of the impairment test compares the implied fair value of the reporting unit's goodwill and other intangible assets with their carrying amount. If the carrying amount of the reporting unit's goodwill and other intangible assets exceeds their implied fair value, then an impairment loss is recognized in an amount equal to that excess.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its fixed assets and other assets in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144’). SFAS 144 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds its expected cash flows, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. The Company adopted the statement on inception. No impairments of these types of assets were recognized during the three and six months ended June 30, 2008 or 2007.

Stock-Based Compensation

As of January 1, 2006, we adopted the provisions of SFAS No. 123(R), Accounting for Stock-Based Compensation (“SFAS 123(R)”), which requires companies to recognize compensation cost for stock-based awards based on the estimated fair value of the award on date of grant. We measure compensation cost at the grant date based on the fair value of the award and recognize compensation cost upon the probable attainment of a specified performance condition or over a service period. We use the Black-Scholes option valuation model to calculate the fair value disclosures under SFAS 123(R). In calculating this fair value, there are certain assumptions that we use consisting of the expected life of the option, risk-free interest rate, dividend yield, volatility and forfeiture rate. The use of a different estimate for any one of these components could have a material impact on the amount of calculated compensation expense. We did not grant any stock-based awards from inception through June 30, 2008.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Stock-Based Compensation (Continued)

For common stock issued for services, the Company applies the provisions of EITF 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services and EITF 00-18, Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other Than Employees. Together, EITF 96-18 and 00-18 address when an entity should measure the fair value of its equity instruments that it grants to non-employees in connection with an arrangement for goods or services and the method employed for recognition of the related expense. To date, common stock granted and issued for services has been issued free of obligation to the recipient and for no consideration. The measurement date for stock awards is based on the date the Company agrees to issue shares valued at the price non-employees are willing to accept as payment in lieu of cash, which, historically, has been the price per share of recent sales of unregistered securities. (See footnote G, Stockholder’s Equity.

In the past we have re-issued stock received (“non-Company Stock”) from client companies to outside vendors in exchange for their services to the Company. The services are valued at the market price of the non-Company Stock on the date of transfer to our vendor(s) with resulting gains and losses recorded in the Statement of operations as other income/(expense).

Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS Statement No. 155, Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140 ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)

In March 2006, the FASB issued SFAS Statement No. 156, Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract. This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and it permits an entity to choose either the Amortization Method or the Fair Value Method for each class of separately recognized servicing assets and servicing liabilities. At its initial adoption, the Statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115. This Statement is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In June 2006, the FASB issued FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, Accounting for Income Taxes. This interpretation prescribes recognition of threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. We have adopted FIN 48 effective January 1, 2007 and there is no impact of adopting FIN 48 on our financial statements.

In September 2006, the FASB issued Statement No. 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, SFAS No. 157 does not require any new fair value measurements. However, for some entities, the application of SFAS No. 157 will change current practice. This Statement is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year. We have adopted SFAS 157 effective January 1, 2007.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R) (“SFAS 158”). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to accumulate other comprehensive income in shareholders’ equity. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company’s fiscal year end. The Company does not believe that this recent accounting pronouncement will have a material impact on its financial position or results of operations.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. We have adopted SFAS 159 effective January 1, 2007. The Company currently has no eligible items to elect this option other than marketable securities described in Note B. The Company intends to evaluate any future potential eligible items on an instrument by instrument basis.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 141R on its consolidated financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in fiscal 2010. The Company has not yet determined the impact, if any, of SFAS 160 on its consolidated financial statements.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

Note A-Organization and Summary Of Significant Accounting Policies

Recent Accounting Pronouncements (Continued)

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS 133 with the intent to provide users of financial statements with an enhanced understanding of: 1) How and why an entity uses derivative instruments; 2) How derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations and 3) How derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows. This statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet determined the impact, if any, of SFAS 161 on its consolidated financial statements.

NOTE B – MARKETABLE SECURITIES

Investments in securities classified as trading are reported at fair value, with unrealized gains or losses reported in other income/(expense) in our consolidated statements of operations. Common stock and restricted stock consists of trading securities with readily determinable values and are valued based on the closing price of the related stock on the balance sheet date. The value of our restricted stock is further adjusted for the restriction.

Our cost basis and unrealized loss related to our stock holdings is summarized below:

Summary of Stock Holdings As of June 30, 2008
	Total Restricted Stock	Total Unrestricted Stock	Total Restricted & Unrestricted Stock
Cost basis	$150,005	$357,788	$507,793
Unrealized gain/(loss) due to:
Change in quoted price	(107,602)	(144,563)	(252,165)
Restriction	(9,136)	-	(9,136)
Total unrealized loss	(116,738)	(144,563)	(261,301)
Fair value	$33,267	$213,225	$246,492

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE B – MARKETABLE SECURITIES (Continued)

The components of our unrestricted stock as of June 30, 2008 are as follows:

Unrestricted Stock
Investee name (Symbol)	Titanium Group LTD (TTNUF.OB)	Electric Moto Corp (EMOT.PK)	Electric Moto Corp. (EMOT.PK)	Marmion (MMIO.OB)	Legacy Holdings, Inc. (LGYH.PK)	Proton Laboratories, Inc. (PLBI.PK)	Total
Shares	96,400	66,000	1,313,900	7,325,000	402,000	164,300
% of common stock outstanding	0.2%	0.2%	4.0%	8.1%	2.2%	0.5%
Cost basis measurement date	10/26/2006	2/20/2008	6/2/2008	11/8/2007	6/18/2008	4/14/2008
Cost basis share price	$0.6200	$0.2500	$0.0435	$0.0110	$0.3413	$0.0400
Cost basis	$59,768	$16,500	$57,173	$80,575	$137,200	$6,572	$357,788

Stock price on 6/30/08	$0.0400	$0.0200	$0.0200	$0.0090	$0.2800	$0.0200

Per share gain/(loss)	$(0.5800)	$(0.2300)	$(0.0235)	$(0.0020)	$(0.0613)	$(0.0200)

Unrealized gain/(loss) due to:
Change in quoted price	$(55,912)	$(15,180)	$(30,895)	$(14,650)	$(24,640)	$(3,286)	$(144,563)
Restriction
Total unrealized loss	$(55,912)	$(15,180)	$(30,895)	$(14,650)	$(24,640)	$(3,286)	$(144,563)
Fair value	$3,856	$1,320	$26,278	$65,925	$112,560	$3,286	$213,225

The components of our restricted stock as of June 30, 2008 are as follows:

Restricted Stock
Investee name (Symbol)	Proton Labratories, Inc. (PLBI.PK)	City Loan, Inc. (formerly Enigma Software) (CIYL.OB)	Total
Shares	2,000,144	400,000
% of common stock outstanding	6.0%	0.6%
Cost basis measurement date	4/10/2008	8/1/2007
Cost basis share price	$0.0350	$0.2000
Cost basis	$70,005	$80,000	$150,005

Stock price on 6/30/08	$0.0200	$0.0060
Restriction adjustment:
3 year stock price volatility	20.42%	40.34%
Per share price adjustment	$(0.0041)	$(0.0024)
Per share adjusted fair value	$0.0159	$0.0036

Per share gain/(loss)	$(0.0191)	$(0.1964)

Unrealized gain/(loss) due to:
Change in quoted price	$(30,002)	$(77,600)	$(107,602)
Restriction	$(8,168)	$(968)	$(9,136)
Total unrealized loss	$(38,170)	$(78,568)	$(116,738)
Fair value	$31,835	$1,432	$33,267

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE B – MARKETABLE SECURITIES (Continued)

As of June 30, 2008, our restricted stock had unrealized losses totaling $116,738 of which $107,602 is related solely to the change in the fair market value based on the change in the current quoted stock price compared to our cost basis, and $9,136 related to the restriction on sale of the securities.

As of June 30, 2008, the City Loan stock price decreased by 97% from our cost basis of $0.20 to $0.006. We evaluated the stock for potential further price declines. We noted that in July 2007, City Loan issued 25 million warrants (representing approximately 36% of the June 30, 2008 common stock outstanding) with an exercise price of $0.01, has entered into significant convertible debt arrangements with the potential for massive dilution, and has experienced significant recurring losses. We calculated the three-year price volatility of 40.34% and determined that the volatility appeared to be an acceptable proxy for further declines in the value. We adjusted our City Loan restricted stock down by 40.34% or $968 to an estimated fair value of $1,432.

In April 2008, the Company received 2,000,144 restricted shares in Proton Laboratories, Inc. for corporate communications services performed through December 2008. We evaluated the stock for potential further price declines. We noted that as of June 30, 2008, the stock price decreased by 43% from our cost basis of $0.035 to $0.02 and that the most recent available financial statements are through December 31, 2006 and show the company with limited revenues and significant recurring losses. We calculated the three-year price volatility of 20.42% and determined that the volatility appeared to be an acceptable proxy for further declines in the value. We adjusted our Proton Laboratories restricted stock down by 20.42% or $8,168 to an estimated fair value of $31,835.

All of our marketable securities were received from customers in exchange for our services. As such, pursuant to SFAS 95, Statement of Cash Flows, we classify all of our marketable securities realized and unrealized gains and losses as an operating activity on our Statement of Cash Flows.

NOTE C – ACCOUNTS RECEIVABLE

The accounts receivable balance of $179,840 as of June 30, 2008 is reported gross without offset of an allowance. Uncollectible accounts are written off in the year they become uncollectible.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE D – FIXED ASSETS

Fixed assets consisted of the following at June 30, 2008:

Computer hardware	$12,416
Furniture & fixtures	2,881
Computer software	1,700
16,997
Accumulated depreciation	(4,626)
Fixed assets, net	$12,371

Depreciation expense for the three and six months ended June 30, 2008 was $1,248 and $2,472, respectively. The Company reported no depreciation expense during the same periods in 2007.

NOTE E – INTANGIBLE ASSETS

On July, 1, 2007, the Company purchased from its founders the following, fully functional and running websites: Microstockprofit.com, Msprofit.com, OutcastTrader.com, Microcappulse.com, and SmallCapPulse.com for 2,500,000 shares of common stock valued at $0.125 per share or $312,500. The websites require periodic maintenance and updating in order to maintain their competitiveness. These costs can be significant relative to their carrying costs and are expensed as incurred. Thus, pursuant to SFAS 142, Goodwill and Other Intangible Assets, the Company is amortizing these assets using the straight-line method over seven years. In addition, the Company performs an annual assessment to determine if the carrying value of these assets has been impaired. For the three and six months ended June 30, 2008, Amortization expense was $11,161 and $22,321. The Company reported no amortization expense during the same periods in 2007. As of June 30, 2008, accumulated amortization for the above websites was $44,643.

NOTE F – DEFERRED REVENUE

As of June 30, 2008, deferred revenue of $125,170 consisted of amounts received in advance of our performance of services related to three clients.

NOTE G – STOCKHOLDERS EQUITY

At inception on September 9, 2005, the Company granted 10,000,000 shares to the founders at par, or $.001 per share.

During the year ended December 31, 2006, the Company granted 144,000 shares in exchange for $18,000 of services valued at $0.125 per share or the price at which the Company received cash in exchange for its common stock early in 2007 as described below.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE G – STOCKHOLDERS EQUITY (Continued)

During the year ended December 31, 2007, the Company 1) converted $26,000 of debt at $0.125 per share of common stock in exchange for 208,000 shares; 2) received non-employee services valued at $0.125 or $4,405 in exchange for 35,240 shares of common stock; 3) exchanged 1,847,917 shares of common stock for $0.195 per share or $360,625 of accrued salary; 4) received ownership of certain websites valued at $312,500 in exchange for 2,500,000 shares; and 5) received 3,625,000 net shares of founders stock back from the founders in order to improve the Company’s capital structure (Mr. Flowers and Ms. Clark each returned 2 million shares out-of-which 375,000 shares were reissued to parties related to Mr. Flowers.).

Service providers willing to accept shares in lieu of cash received stock valued at $0.125 for a 37.5% discount to the $0.20 recently received by the Company pursuant to our January 10, 2008 private placement memorandum.

As of December 31, 2007, as per the above, the Company was obligated to issue 11,110,157 shares of common stock. As of December 31, 2007 and 2006, no shares had been issued but have been included in earnings per share on an “as-if” issued, weighted average basis.

During the three months ended March 31, 2008, the Company 1) received $0.20 per share for common stock or $7,000 in exchange for 35,000 shares issued on March 17, 2008; and 2) received non-employee services valued at $0.20 or $265,280 in exchange for 1,326,400 shares of common stock.

During the three months ended June 30, 2008, the Company 1) received $0.20 per share for common stock or $10,000 in exchange for 50,000 shares issued on July 15, 2008 and included as common stock payable in our statement of stockholder’s equity as of June 30, 2008; 2) received $0.05 per share for common stock or $50,000 in exchange for 1,000,000 shares issued on July 15, 2008 and included as common stock payable in our statement of stockholder’s equity as of June 30, 2008; and 3) received non-employee services valued at $0.20 or $2,400 in exchange for the issuance of 12,000 shares of common stock on May 30, 2008.

In total, during the six months ended June 30, 2008, the Company 1) received $67,000 in exchange for 1,085,000 shares of common stock of which 35,000 shares have been issued and 1,050,000 shares issued on July 15, 2008 with $60,000 included as common stock payable in our statement of stockholder’s equity as of June 30, 2008; and 2) received non-employee services valued at $0.20 or $267,680 in exchange for 1,338,400 shares of common stock all of which were issued on either January 7, 2008 or March 17, 2008.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE G – STOCKHOLDERS EQUITY (Continued)

The timing of the actual issuance of common stock and related period of grant was as follows:

	Number of Shares	Date of Issuance
2006
Founders shares	10,000,000	1/7/2008
Shares granted for services	144,000	1/7/2008
Net shares granted and unissued during 2006	10,144,000

2007
Shares granted for websites in 2007	2,500,000	5/30/2008
Net other shares issued and returned in 2007	(1,533,843)	1/7/2008
Net shares granted and unissued during 2007	966,157
Net shares granted and unissued through December 31, 2007	11,110,157

March 31, 2008
Q1 2008 shares issued for services	1,286,400	1/7/2008
Q1 2008 shares issued for services	40,000	3/17/2008
Q1 2008 shares issued pursuant to PPM	35,000	3/17/2008
Net shares granted during Q1 2008	1,361,400
Net shares due through March 31, 2008	12,471,557

Net shares issued on January 7, 2008	(9,896,557)
Net shares issued on March 17, 2008	(75,000)
Total shares issued during Q1 2008	(9,971,557)
Shares remaining to be issued as of March 31, 2008 that were granted through March 31, 2008	2,500,000

June 30, 2008
Q2 shares granted for services	12,000	5/30/2008
Q2 shares granted pursuant to PPM	50,000	7/15/2008
Q2 shares granted pursuant to a private sale	1,000,000	7/15/2008
Net shares granted during Q2 2008	1,062,000
Net shares remaining to be issued during Q2 2008	3,562,000
Shares issued during Q2 2008	(2,512,000)
Shares remaining to be issued as of June 30, 2008	1,050,000
Shares issued on July 15, 2008	(1,050,000)
Shares remaining to be issued as of July 15, 2008	-
Total shares issued as of July 15, 2008	(13,533,557)

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE G – STOCKHOLDERS EQUITY (Continued)

Number of Shares
9,896,557
75,000
Total shares issued as of March 31, 2008	9,971,557

2,512,000
Total shares issued as of June 30, 2008	12,483,557

1,050,000
Total shares issued as of July 15, 2008	13,533,557

In total, as of March 31, 2008, the Company has issued and outstanding 9,971,557 shares of common stock.

In total, as of June 30, 2008, the Company has issued and outstanding 12,483,557 shares of common stock.

In total, as of July 15, 2008, the Company has issued and outstanding 13,533,557 shares of common stock.

NOTE H – WARRANTS

At June 30, 2008, the Company had 85,000 Warrants outstanding entitling the holder thereof the right to purchase one share of common stock for each warrant held as follows:

		Exercise
Warrant	Number of	Price Per	Expiration
Class	Warrants	Warrant	Date
PPM	85,000	$0.350	1/31/10
Total	85,000

During the six months ended June 30, 2008, the Company issued 85,000 warrants to investors of our January 10, 2008 private placement memorandum. The Company did not record expense related to the issuance of the above warrants as the Company determined that the value of the warrants would be immaterial to these financial statements.

Stock Warrants Issued to Third Parties

The Company accounts for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123r and the Emerging Issues Task Force consensus in Issue No. 96-18 ("EITF 96-18"), "Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services."

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE H – WARRANTS (Continued)

In addition, the Company evaluates each derivative issued to determine whether treatment as either equity or a liability is warranted for that derivative pursuant to EITF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company's Own Stock of that derivative.

NOTE I—COMMITMENTS

As of June 30, 2008, the Company had no commitments.

NOTE J—SEGMENT REPORTING

In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” This statement requires companies to report information about operating segments in interim and annual financial statements. It also requires segment disclosures about products and services, geographic areas and major customers. The Company determined that it did not have any separately reportable operating segments as of June 30, 2008.

NOTE K—INCOME TAXES

During the three and six months ended June 30, 2008, the Company did not recognize any provision for income taxes due to our operating loss.

NOTE L – EARNINGS PER COMMON SHARE (EPS)

Basic EPS is calculated by dividing net income by the weighted average number of common shares. Diluted EPS is calculated by dividing net income by the weighted average number of common shares, including the dilutive effect of potential common shares outstanding during the period. The dilutive effect of potential common shares, consisting of outstanding stock options and restricted stock, is calculated using the treasury stock method. As of June 30, 2008, the Company had outstanding 85,000 warrants. However, these convertible securities are not included in the computation of earnings per share because to do so would be anti dilutive.

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE L – EARNINGS PER COMMON SHARE (EPS) (Continued)

Earnings per common share are calculated as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Net income (loss)	$(62,777)	$(74,415)	$(259,465)	$(211,130)

Weighted average common shares outstanding:
Basic	12,711,190	10,253,523	12,524,390	10,198,761
Basic and diluted	n/a	n/a	n/a	n/a
Weighted average common shares outstanding	12,711,190	10,253,523	12,524,390	10,198,761

Earnings (loss) per common share
Basic	$(0.00)	$(0.01)	$(0.02)	$(0.02)
Diluted	n/a	n/a	n/a	n/a

NOTE M —REVENUE

In some instances, we provided services to clients in exchange for restricted and unrestricted common stock of the client. We measure the fair value of the equity instrument based on the closing price of the related stock on the date the stock is legally transferred to the Company. The following table represents the percentage of revenue earned from the receipt of cash and stock:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenue from:
Cash payments	$65,075	$-	$231,634	$20,000
Unrestricted stock	267,600	37,750	460,350	37,750
Restricted stock	40,836		40,836
Total revenue	$373,511	$37,750	$732,820	$57,750

Percent of revenue from:
Cash payments	17%	0%	32%	35%
Unrestricted stock	72%	100%	63%	65%
Restricted stock	11%	0%	6%	0%
Total revenue	100%	100%	100%	100%

Cash receipts from the sale of:
Unrestricted stock	$136,201	$5,773	$183,445	$138,024
Restricted stock	27,334	-	27,334	-
	$163,535	$5,773	$210,779	$138,024

OUTCAST, INC.
NOTES TO THE FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2008 AND 2007

NOTE M —REVENUE (Continued)

Cash receipts from restricted stock are due solely from Marmion (ticker symbol “MMIO.OB”) (See footnote B). Ten million shares were issued to the company for payment of services. As of December 31, 2007, the shares were restricted. The restriction was lifted and free trading stock was received on March 12, 2008. During the three months ended June 30, the company sold 2,675,000 shares for gross proceeds of $27,334.

NOTE N – RELATED PARTY TRANSACTIONS

Todd Pitcher, our Secretary since June, 2007 provides consulting services at a rate of $90/hour and incurs certain expenses related to the Company’s business. During the three and six months ended June 30, 2008, the Company paid Mr. Pitcher $16,171 and $30,971, respectively. In addition, Mr. Pitcher was issued 750,000 shares of stock on January 7, 2008. During the three and six months ended June 30, 2007, the Company made no payments to Mr. Pitcher.

 NOTE N—GOING CONCERN

As shown in the accompanying audited financial statements, the Company has suffered recurring losses from operations to date. It has experienced losses of $490,268 since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plans in regard to this matter are to raise equity capital and seek strategic relationships and alliances in order to increase sales in an effort to generate positive cash flow.

Additionally, the Company must continue to rely upon equity infusions from investors in order to improve liquidity and sustain operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

SEC Registration Fee
FINRA filing fee	$7,000.00
Accounting fees and expenses	$60,000.00
Printing expenses	$10,000.00
Legal fees and expenses (including blue sky services and expenses)	$60,000.00
Miscellaneous(1)	$10,000.00
Total	$147,000

(1)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers

Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Nevada General Corporation Law.

1.	Section 145 of the Nevada General Corporation Law provides that each corporation shall have the following powers:
a.
A corporation may indemnify any person who was or is a party or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

2-1

b.
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

c.
To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

d.
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders;

e.
Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be paid upon such terms and conditions, if any, as the board of directors deems appropriate.

f.
The indemnification and advancement of expenses provided by, or granted pursuant to, other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

2-2

g.
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

h.
For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

i.
For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of the employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

j.
 The indemnification and advancement of expenses provided by, or granted pursuant to this section shall, unless otherwise provided when authorized or ratified, continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Item 15. Recent Sales of Unregistered Securities.

The following table provides summary information regarding the sales of unregistered securities issued for property, services and cash as of the date of this registration statement:

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	Shares	Amount
Total shares issued	13,533,557
Founders shares	(6,375,000)
Shares issued for property, cash and services	7,158,557
Shares issued for property	(2,500,000)	$312,500
Shares issued for cash	(1,093,000)	$68,000
Shares issued for services	(3,365,557)	$650,710
Shares issued for debt conversion	(200,000)	$25,000
Shares issued and unaccounted for	-

Shares Issued for Property

On July 1, 2007, we granted to our founder, Troy Flowers, 2,500,000 shares of stock in exchange for the websites Microstockprofit.com, Msprofit.com, OutcastTrader.com, Microcappulse.com, and SmallPapPulse.com. This sale of stock did not involve any public offering, general advertising or solicitation. At the time of the financing, Mr. Flowers had fair access to and was in possession of all available material information about our company. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

Shares Issued for Cash

On April 23, 2007 we issued 8,000 shares of stock to two investors in exchange for cash in the amount of $1,000. On May 23, 2008, we issued 85,000 shares of stock to fourteen investors in exchange for cash in the amount of $17,000. These sales of stock did not involve any public offering, general advertising or solicitation. At the time of the financing, the fourteen investors had fair access to and were in possession of all available material information about our company. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

In May, 2007 we completed an offering of our common stock to a group of private investors. We issued 1,000,000 shares of our common stock at $0.05 per share to two shareholders. This September 2007 transaction (a) involved no general solicitation and (b) involved only accredited purchasers. Therefore, we believe that the offering was exempt from registration under Regulation D, Rule 505 of the Securities Act of 1933, as amended.

Shares Issued for Services

The following sales of stock did not involve any public offering, general advertising or solicitation. At the time of the grant and/or issuance, the following parties had fair access to all available material information about our company. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

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•	On March 1, 2006, Li-An Huang was granted 40,000 shares of common stock for services at a value of $5,000.

•	On March 1, 2006, Keith Rheinhardt was granted 80,000 shares of common stock for services at a value of $10,000.

•	On September 5, 2006, Jeff Turner was granted 24,000 shares of common stock for services at a value of $3,000.

•	On April 23, 2007, Brian Callaghan was granted 4,000 shares of common stock for services at a value of $500.

•	On May 14, 2007, Michael Slatoff was granted 4,000 shares of common stock for services at a value of $500.

•	On May 15, 2007, Doug Hanson was granted 16,000 shares of common stock for services at a value of $2,000.

•	On May 15, 2007, Khris Thetsy was granted 11,240 shares of common stock for services at a value of $1,405.

•	On September 30, 2007, Troy Flowers was granted 1,129,167 shares of common stock in exchange for the conversion of $241,875 of accrued salary.

•	On September 30, 2007, Kelly Clark was granted 718,750 shares of common stock in exchange for the conversion of $118,750 of accrued salary.

•	On January 7, 2008, Todd Pitcher was paid for services with 750,000 shares of common stock at a value of $150,000.

•	On January 7, 2008, Keith Rheinhardt was paid for services with 100,000 shares of common stock at a value of $20,000.

•	On January 7, 2008, Meng Fung has been paid for services with 50,000 shares of common stock at a value of $10,000 without any warrants for an aggregate sum of $10,000.

•	On January 7, 2008, Justin Frere has been paid for services with 186,400 shares of common stock at a value of $37,280 without any warrants for an aggregate sum of $37,280.

•	On January 7, 2008, Brett Maas was paid for services with 100,000 shares of common stock at a value of $20,000.

•	On January 7, 2008, Michael L. Corrigan was paid for services with 100,000 shares of common stock at a value of $20,000.

•	On March 17, 2008, Gregory Elliot Brandt was paid for services with 10,000 shares of common stock at a value of $2,000.

•	On March 17, 2008, James Flowers, the father of Troy Flowers, was gifted 12,500 shares of common stock at a value of $2,500.

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•	On March 17, 2008, Pyromedia Studios was paid for services with 10,000 shares of common stock at a value of $2,000.

•	On March 17, 2008, Robert Anastas was paid for services with 5,000 shares of common stock at a value of $1,000.

•	On March 17, 2008, Matthew Fanady was paid for services with 2,500 shares of common stock at a value of $500.

•	On May 30, 2008, Abrams, Garfunkel, Margolis & Bergsen, LLC was paid for services with 12,000 shares of common stock at a value of $2,400.

Shares Issued for Debt Conversion

On May 23, 2007, Nathan Michaud converted $25,000 of debt into 200,000 shares of common stock. The sale of stock did not involve any public offering, general advertising or solicitation. At the time of the grant, the party had fair access to all available material information about our company. The shares bear a restrictive transfer legend in accordance with Rule 144 under the Securities Act. On the basis of these facts, we claim that the issuance of stock qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.

No underwriting discounts or commissions were paid with respect to any of the above sales of unregistered securities.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Amended and Restated Certificate of Incorporation

4.1	Specimen Stock Certificate

5.1	Opinion of Michael L. Corrigan, attorney at law

10.1	Private Placement Purchase Agreement

10.2	Stock Purchase Agreement

10.3	Kelly Clark Employment Agreement

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10.4	Troy Flowers Employment Agreement

23.1	Consent of Traci J. Anderson

23.2	Consent of Michael L. Corrigan (included in Exhibit 5.1)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, superseded or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on September 23, 2008.

OUTCAST, INC.

By:	/s/ Troy J. Flowers
Name:	Troy J. Flowers
Title:	Chairman and CEO

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Troy J. Flowers
Troy J. Flowers	Chairman of the Board and CEO (Principal Executive Officer)	September 23, 2008

/s/ Kelly Clark
Kelly Clark	Chief Operating Officer, Principal Accounting Officer and Director	September 23, 2008

/s/ Michael L. Corrigan
Michael L. Corrigan	Director	September 23, 2008

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EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Incorporation

3.2	Bylaws

3.3	Amended and Restated Certificate of Incorporation

4.1	Specimen Stock Certificate

5.1	Opinion of Michael L. Corrigan, attorney at law

10.1	Private Placement Purchase Agreement

10.2	Stock Purchase Agreement

10.3	Kelly Clark Employment Agreement

10.4	Troy Flowers Employment Agreement

23.1	Consent of Traci J. Anderson

23.2	Consent of Michael L. Corrigan (included in Exhibit 5.1)

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